                                             As filed pursuant to Rule 424(b)(5)
                                             under the Securities Act of 1933
                                             Registration No. 333-95233


Prospectus Supplement
to Prospectus Dated May 24, 2000

                                  $945,000,000
                      AUTO RECEIVABLE BACKED CLASS A NOTES

                        WFS FINANCIAL 2000-B OWNER TRUST

                         WFS FINANCIAL AUTO LOANS, INC.
                          WFS RECEIVABLES CORPORATION
                                    SELLERS

                               WFS FINANCIAL INC
                                MASTER SERVICER
                            ------------------------

     The issuer will issue four classes of Class A notes as listed below. The issuer will pay interest quarterly on the 20th of February, May, August and November. The first interest payment will be made on August 20, 2000.

     Full and timely payment of the Class A noteholders' distributable amount on each distribution date is unconditionally and irrevocably guaranteed under a financial guaranty insurance policy issued by Financial Security Assurance Inc.

     THE FINANCIAL GUARANTY INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/ CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. Securityholders will not have recourse against that fund.
                            ------------------------

     YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 OF THE PROSPECTUS. The securities are auto receivable backed securities issued by a trust. The securities are not obligations of WFS Financial Auto Loans, Inc., WFS Receivables Corporation, WFS Financial Inc or any of their affiliates, nor are the securities insured by the Federal Deposit Insurance Corporation.
                            ------------------------

                          PRINCIPAL         INTEREST       FINAL SCHEDULED          PRICE TO         UNDERWRITING
        CLASS               AMOUNT            RATE        DISTRIBUTION DATE        PUBLIC(1)           DISCOUNTS
---------------------  ----------------   -------------   ------------------   ------------------    -------------
A-1 Notes............    $182,000,000         6.91%             May 20, 2001          100.00000%            0.130%
A-2 Notes............    $273,000,000         7.50%             May 20, 2003           99.99447%            0.180%
A-3 Notes............    $324,000,000         7.75%        November 20, 2004           99.99475%            0.200%
A-4 Notes............    $166,000,000         7.84%        February 20, 2006           99.99335%            0.290%
                         ------------                                           ---------------      -------------
Total................    $945,000,000                                           $944,956,854.10      $1,857,400.00

                         PROCEEDS TO
                             THE
        CLASS           SELLERS(1)(2)
---------------------  ---------------
A-1 Notes............         99.87000%
A-2 Notes............         99.81447%
A-3 Notes............         99.79475%
A-4 Notes............         99.70335%
                       ---------------
Total................  $943,099,454.10

-------------------------
(1) Plus accrued interest, if any, from May 31, 2000.

(2) Before deducting expenses, estimated to be $492,800.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Delivery of the Class A Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about May 31, 2000.
BANC OF AMERICA SECURITIES LLC
                 BEAR, STEARNS & CO. INC.
                                  DEUTSCHE BANC ALEX. BROWN
                                              DONALDSON, LUFKIN & JENRETTE

                                  MAY 24, 2000

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS
  SUPPLEMENT.........................   S-3
WHERE TO FIND INFORMATION IN THESE
  DOCUMENTS..........................   S-3
INCORPORATION BY REFERENCE...........   S-3
SUMMARY OF TERMS.....................   S-5
  The Parties........................   S-5
  Important Dates....................   S-5
  The Securities.....................   S-5
  The Trust Property.................   S-6
  Redemption of Securities and
     Repurchase of Contracts.........   S-8
  Tax Status.........................   S-9
  Eligibility for Purchase by Money
     Market Funds....................   S-9
  ERISA Considerations...............  S-10
RISK FACTORS.........................  S-11
  The Ratings of the Class A Notes
     May be Withdrawn or Revised
     Which May Have an Adverse Effect
     on the Market Price of the Class
     A Notes.........................  S-11
  Losses on Contracts May be Affected
     Disproportionately Because of
     Geographic Concentration of
     Contracts in California.........  S-11
FORMATION OF THE TRUST...............  S-11
  General............................  S-11
  Capitalization.....................  S-13
  The Owner Trustee..................  S-13
THE CONTRACTS POOL...................  S-13
  Distribution of Contracts by APR...  S-15
  Geographic Concentration of the
     Contracts.......................  S-16
WEIGHTED AVERAGE LIVES OF THE CLASS A
  NOTES..............................  S-17
  Percentage of Initial Class A Note
     Balance at Various ABS
     Percentages.....................  S-19
DELINQUENCY AND CONTRACT LOSS
  INFORMATION........................  S-20

                                       PAGE
                                       ----
USE OF PROCEEDS......................  S-21
THE NOTES............................  S-21
  General............................  S-21
  Payments of Interest...............  S-22
  Payments of Principal..............  S-22
  Optional Repurchase of Contracts by
     WFSRC...........................  S-23
  Optional Purchase..................  S-24
  The Indenture Trustee..............  S-24
  Events of Default..................  S-24
CERTAIN INFORMATION REGARDING THE
  SECURITIES.........................  S-25
  Payments on the Contracts..........  S-25
  Distributions on the Class A
     Notes...........................  S-26
  Payment Priorities of the Class A
     Notes; The Spread Account.......  S-29
  Withdrawals from the Spread Account
     and Under the Class A Note
     Policy..........................  S-31
  Termination........................  S-32
  Prepayment Considerations..........  S-32
CAPITALIZATION OF FINANCIAL SECURITY
  ASSURANCE INC......................  S-33
THE SELLERS..........................  S-33
  WFAL...............................  S-33
  WFSRC..............................  S-34
  Breach of Representations and
     Warranties; Defective Contract
     Documentation...................  S-34
WFS..................................  S-34
  General............................  S-34
  Business Activities................  S-35
THE BANK.............................  S-35
  General............................  S-35
  Business Activities................  S-35
UNDERWRITING.........................  S-36
LEGAL MATTERS........................  S-37
EXPERTS..............................  S-37
FORWARD-LOOKING STATEMENTS...........  S-37
INDEX OF DEFINITIONS.................  S-38

                       IMPORTANT NOTICE ABOUT INFORMATION
                    PRESENTED IN THIS PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus dated May 24, 2000 (the "prospectus"), which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes. This prospectus supplement does not contain complete information about the offering of the Class A Notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

     You should rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. We have not authorized anyone to provide you with different information. We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

     If you purchase Class A Notes, you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts which back the Notes.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We have included cross-references to captions in this prospectus supplement and the prospectus where you can find further related discussions. We have started with an introductory section describing the trust and terms of this offering in abbreviated form, followed by a more complete description of the terms of this offering.

     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus supplement. You can also find references to key topics in the Table of Contents on the preceding pages.

     You can find a listing of the pages where capitalized terms are defined under the caption "Index of Definitions" beginning on page S-38. To the extent not defined herein, capitalized terms have the meanings given in the prospectus.

     WFS, as Master Servicer, will provide without charge to each person, including any beneficial owner of Notes, to whom a copy of this prospectus supplement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling
(949)727-1002.

                           INCORPORATION BY REFERENCE

     All reports and other documents filed by WFS, as Master Servicer, on behalf of the Sellers, or on behalf of the Trust, and the financial statements of Financial Security Assurance, Inc. and Subsidiaries included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. (including specifically the Annual Report on Form 10-K, as amended, for the year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarterly period ended

March 31, 2000), as filed in each case pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act"), and those filed subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Notes offered hereby, shall be deemed to be incorporated by reference into this prospectus supplement and the prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated herein by this reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Class A Notes in any state where the offer of such securities is not permitted.

     We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus supplement.

     Until August 22, 2000, all dealers that buy, sell or trade the Class A Notes may be required to deliver a prospectus and this prospectus supplement, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus and this prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You will find a detailed description of the offering of securities following this summary.

THE PARTIES:

The Issuer.................  WFS Financial 2000-B Owner Trust ("Trust")

Sellers....................  WFS Financial Auto Loans, Inc. ("WFAL")
                             WFS Receivables Corporation ("WFSRC")

Master Servicer............  WFS Financial Inc ("WFS")

The Insurer................  Financial Security Assurance, Inc. ("Financial
                             Security")

Indenture Trustee..........  Bankers Trust Company

Owner Trustee..............  Chase Manhattan Bank Delaware

IMPORTANT DATES:

Statistical Calculation
Date.......................  April 30, 2000

Cut-Off Date...............  May 1, 2000

Closing Date...............  Expected to be May 31, 2000

Distribution Dates.........  Payments of interest will be made on the Class A
                             Notes on each February 20, May 20, August 20 and November 20, commencing on August 20, 2000

Final Scheduled
Distribution Dates.........  If not paid earlier, the outstanding principal balance of the Class A-1 Notes will be paid on May 20, 2001 (the "Class A-1 Final Scheduled Distribution Date"), of the Class A-2 Notes will be paid on May 20, 2003 (the "Class A-2 Final Scheduled Distribution Date"), of the Class A-3 Notes will be paid on November 20, 2004 (the "Class A-3 Final Scheduled Distribution Date"), and of the Class A-4 Notes will be paid on February 20, 2006 (the "Class A-4 Final Scheduled Distribution Date").

THE SECURITIES:

The Class A Notes..........  The WFS Financial 2000-B Owner Trust Auto
                             Receivable Backed Class A Notes will represent obligations of the Trust secured by the assets of the Trust. The Class A Notes will be issued in four classes and will bear fixed interest at the rates and calculated in the manner described below under "The Notes".

The Class B Notes..........  The Trust will issue $55,000,000 of WFS Financial
                             2000-B Owner Trust Auto Receivable Backed Class B Notes (the "Class B Notes", and together with the Class A Notes, the "Notes"), which are not being offered hereby, to an affiliate of the Sellers and of the Master Servicer. All payments in respect of the Class B Notes issued by the Trust will be subordinated to payments on the Class A Notes. The Class B Notes will have a Final Scheduled Distribution Date of February 20, 2008.

The Certificates...........  The Trust will issue WFS Financial 2000-B Owner
                             Trust Auto Receivable Backed Certificates (the "Certificates"), which are not being offered hereby, to the Sellers. All payments in respect of the Certificates issued by the Trust will be subordinated to payments on the Notes.

     THE TERMS OF THE CLASS A NOTES

                                          CLASS A-1         CLASS A-2          CLASS A-3            CLASS A-4
                                            NOTES             NOTES              NOTES                NOTES
                                       ---------------   ---------------   ------------------   ------------------
Principal Amount.....................  $   182,000,000   $   273,000,000   $      324,000,000   $      166,000,000
Interest Rate Per Annum..............            6.91%             7.50%                7.75%                7.84%
Interest Accrual Method..............       actual/360            30/360               30/360               30/360
Distribution Dates...................                *                 *                    *                    *
First Distribution Date..............  August 20, 2000   August 20, 2000      August 20, 2000      August 20, 2000
Final Scheduled Distribution Date....     May 20, 2001      May 20, 2003    November 20, 2004    February 20, 2006
Anticipated Ratings (Moody's/
  Standard & Poor's)**...............         P-1/A-1+           Aaa/AAA              Aaa/AAA              Aaa/AAA

-------------------------
* Payments of interest and principal on the Class A Notes will be made on February 20, May 20, August 20 and November 20 of each year, or the first business day thereafter, beginning on August 20, 2000. Principal will be paid sequentially to the earliest maturing class until paid in full.

** It is a condition to the offering of the Class A Notes that these ratings be obtained from Moody's Investors Services, Inc. ("Moody's") and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's, the "Rating Agencies"). However, a Rating Agency in its discretion may lower or withdraw its rating in the future.

     PRIORITY OF PRINCIPAL PAYMENTS

     Principal of the Class A Notes will be paid on each payment date in the following order:

     to the Class A-1 Notes until the Class A-1 Notes are paid in full;

     to the Class A-2 Notes until the Class A-2 Notes are paid in full;

     to the Class A-3 Notes until the Class A-3 Notes are paid in full; and

     to the Class A-4 Notes until the Class A-4 Notes are paid in full.

THE TRUST PROPERTY:

General....................  The trust property will include:

                             - a pool of retail installment sales contracts and
                               a limited number of installment loans originated by WFS, all of which are secured by new or used automobiles or light duty trucks;

                             - the funds in the Spread Account; and

                             - an insurance policy written by Financial Security
                               guaranteeing all payments of principal and interest to be made to holders of the Class A Notes.

     THE CONTRACTS

                                   [GRAPHIC]

     - The Trust receives the right to payments due under the Contracts on and after the Cut-Off Date. The Cut-Off Date Aggregate Schedule Balance of the Contracts is $1,000,000,000.

     - The Contracts are secured by first liens on the vehicles purchased under each Contract.

     - The Contracts will have an expected weighted average annual percentage rate of approximately 14.81% and an expected weighted average remaining maturity of approximately 59.4 months.

     - Approximately 10.1% of the aggregate principal amount of the Contracts will be "Rule of 78's Contracts" and approximately 89.9% will be "Simple Interest Contracts". See "Index of Definitions" for the definition of "Rule of 78's Contract" and "Simple Interest Contract".

     THE SPREAD ACCOUNT

     The Spread Account is a segregated trust account in the name of the Indenture Trustee that will afford you some limited protection against losses on the Contracts. The Spread Account will be part of the Trust. It will be created with an initial deposit by WFAL of $30,000,000. On any Distribution Date, the funds that are available from the Spread Account will be distributed to you to cover any shortfalls in interest and principal required to be paid on the Class A Notes. The funds in the Spread Account will be supplemented on each Distribution Date by any funds in the collection account remaining after making all of the payments necessary on that Distribution Date. The funds in the Spread Account will be supplemented until they are at least equal to 6% or 9% of the sum of the remaining principal balance of the Simple Interest Contracts and the present value of the remaining scheduled payments of the monthly principal and interest due on the Rule of 78's Contracts. The rate to be applied will depend upon loss and delinquency triggers.

     If on the last day of any month or on any Distribution Date the amount on deposit in the Spread Account is greater than the amount required to be in that account on that date, the excess cash will be distributed first to Financial Security, to the extent of any Unreimbursed Insurer Amounts due to it, then to WFAL until WFAL has received an amount equal to the Spread Account Initial Deposit less $100,000, then to the holders of the Class B Notes to pay interest on the Class B Notes (including all accrued and unpaid interest) and principal on the Class B Notes, until the Class B Notes are paid in full and then to the Sellers (or such other holders of the Certificates). You will have no further rights to any such excess cash.

  THE CLASS A NOTE POLICY

     On the Closing Date, Financial Security will issue a financial guaranty insurance policy for the benefit of the Holders of the Class A Notes (the "Class A Note Policy"). Under the Class A Note Policy, Financial Security will unconditionally and irrevocably guarantee the payments of interest and principal due on the Class A Notes during the term of the Class A Policy. The Class B Notes will not have the benefit of the Class A Note Policy.

     If, based upon a report due to the Indenture Trustee five days prior to a Distribution Date, it appears that insufficient funds will be available to pay to the Holders of the Class A Notes on that Distribution Date the full amount of the payment which will then be due to them, that shortfall will be paid first by drawing upon funds in the Spread Account and thereafter by a claim upon the Class A Note Policy. To the extent any claim is made upon the Class A Note Policy, it is anticipated that the amount of that claim will be distributed on that Distribution Date or immediately thereafter.

REDEMPTION OF SECURITIES AND REPURCHASE OF CONTRACTS:

  OPTIONAL REPURCHASE OF CONTRACTS BY WFSRC

     WFSRC may repurchase all of the Contracts it has transferred to the Trust on any Distribution Date prior to which it has given notice that it is exercising its right of repurchase, so long as the aggregate principal balance of the Simple Interest Contracts it has transferred to the Trust plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's Contracts it has transferred to the Trust is equal to or less than $200,000,000 (an "Optional Repurchase"). If WFSRC exercises its Optional Repurchase right, WFSRC will pay the Trust, in addition to the Scheduled Balances of and the accrued but unpaid interest on the Contracts being repurchased, the Repurchase Premium, which is an amount equal to a fraction of the Scheduled Balances of the Contracts being repurchased. See "The
Notes -- Optional Repurchase of Contracts by WFSRC -- Calculation of Repurchase Premium".

  PREPAYMENT FOLLOWING OPTIONAL REPURCHASE BY WFSRC

     If WFSRC exercises its Optional Repurchase right as described above:

     - the amount received upon repurchase equal to the Scheduled Balances of and the accrued but unpaid interest on the repurchased Contracts will be treated as Collections and distributed to the Holders of the Class A Notes, until all Class A Notes have been paid in full, and then to the Holders of the Class B Notes on the related Distribution Date in addition to the distributions to which the Holders would then otherwise be entitled to receive,

     - the amount received by the Trust as the Repurchase Premium will be distributed on the related Distribution Date, pro rata, to the Holders of the Class A Notes and the Class B Notes following all other payments made on the Distribution Date on which the distribution occurs other than the amount paid equal to the Scheduled Balances of the repurchased Contracts, and

     - the repurchased Contracts will be transferred back to WFSRC on that Distribution Date and will no longer be assets of the Trust.

  OPTIONAL PURCHASE

     At any Distribution Date at which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest payments due on the Rule of 78's Contracts transferred to the Trust by WFSRC is equal to or less than $100,000,000, WFAL and WFSRC may each purchase all of the Contracts then outstanding that each has sold or transferred, respectively, to the Trust (an "Optional Purchase").

     OPTIONAL REDEMPTION AND PREPAYMENT

     If WFAL and WFSRC purchase all of the Contracts of the Trust pursuant to an Optional Purchase as discussed above:

     - each class of outstanding Class A Notes and the Class B Notes will be redeemed in whole at a price equal to the unpaid principal amount of that class of Notes plus the accrued interest at that class of Notes' interest rate, and

     - the Trust will be terminated.

     MANDATORY REDEMPTION

     The Class A Notes may be accelerated if an Event of Default has occurred and is continuing under the Indenture. If an Insurer Default has occurred and is continuing and an Event of Default has occurred and is continuing, the Indenture Trustee may be permitted to accelerate the Class A Notes. If an Event of Default has occurred and is continuing but no Insurer Default has occurred and is continuing, Financial Security will have the right (in addition to its obligation to make Scheduled Payments on the Class A Notes in accordance with the terms of the Class A Note Policy), but not the obligation, to elect to accelerate the Class A Notes. If the Notes are accelerated, the Master Servicer or the Indenture Trustee will sell or otherwise liquidate the property of the Trust and deliver the proceeds to the Indenture Trustee for distribution in accordance with the terms of the Indenture.

TAX STATUS:

     In the opinion of Mitchell, Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes, as discussed in further detail in the prospectus:

     - the Notes will be characterized as debt; and

     - the Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

     If you purchase a Class A Note, you agree to treat it as debt for tax purposes.

ELIGIBILITY FOR PURCHASE BY MONEY MARKET FUNDS:

     The Class A-1 Notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in such notes satisfies the fund's investment policies and objectives.

ERISA CONSIDERATIONS:

     The Class A Notes are generally eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code. However, administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" in the prospectus and also should consult with their legal advisors before purchasing Class A Notes.

                                  RISK FACTORS

     In addition to risk factors beginning on page 8 of the prospectus, you should also consider the following risk factors in deciding whether to purchase any of the Class A Notes.

THE RATINGS OF THE CLASS A NOTES MAY BE WITHDRAWN OR REVISED WHICH MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF THE CLASS A NOTES

     It is a condition of issuance that the Class A Notes be rated as follows:

                                                         MOODY'S   STANDARD & POOR'S
                                                         -------   -----------------
Class A-1 Notes......................................      P-1           A-1+
Class A-2, Class A-3 and Class A-4 Notes.............      Aaa            AAA

     The rating by Standard & Poor's of the Class A-1 Notes will be issued without regard to the benefit afforded by the Note Policy. The ratings by Standard & Poor's of all classes of Notes other than Class A-1 Notes as well as the ratings by Moody's of the Class A Notes will be based on the issuance of the Class A Note Policy by Financial Security. In addition, the ratings by the Rating Agencies of the Class A Notes do not address whether WFSRC will exercise its Optional Repurchase right and upon such exercise whether the Repurchase Premium will be paid.

     The Rating Agencies can revise or withdraw their ratings at any time if they feel the circumstances which lead to the existing ratings have changed (including, except with respect to Standard & Poor's rating of the Class A-1 Notes, as a result of any change in the claims-paying ability of Financial Security). A revision or withdrawal of the existing rating may have an adverse effect on the market price of the related Class A Notes.

     A security rating is not a recommendation to buy, sell or hold the Class A Notes. The ratings are an assessment by the Rating Agencies of the likelihood that a class of Notes will be paid in full by the related Final Scheduled Distribution Date. The ratings do not consider to what extent the Class A Notes will be subject to prepayment.

LOSSES ON CONTRACTS MAY BE AFFECTED DISPROPORTIONATELY BECAUSE OF GEOGRAPHIC CONCENTRATION OF CONTRACTS IN CALIFORNIA

     As of April 30, 2000, WFS' records indicate that 41.77% of the aggregate principal balance of the Contracts will be from Contracts originating in California. No other state accounted for more than 5.72% of the aggregate principal balance of the Contracts. Therefore, economic conditions or other factors affecting California in particular could adversely affect the losses on the Contracts.

                             FORMATION OF THE TRUST

GENERAL

     The following information regarding the Trust supplements the information in the prospectus under "Formation of the Trust".

     The Trust will be a business trust formed for the transaction described in this prospectus supplement and the prospectus under the laws of the State of Delaware pursuant to a trust agreement which will be amended and restated as of the date of initial issuance of the Notes (the "Closing Date") (the "Trust Agreement").

     On or before the Closing Date, WFS will sell and assign the Contracts, each of which is an installment sales contract or installment loan secured by a new or used automobile or light duty truck (the "Financed Vehicle"), to WFAL and WFAL will divide the Contracts into two pools. One pool containing Contracts representing more than 99.99% of the Cut-Off Date Aggregate Scheduled Balance will be sold and assigned by WFAL to WFSRC and on the Closing Date will be transferred and assigned by WFSRC to the Trust. WFAL will sell and assign the other pool containing one or more Contracts representing less than 0.01% of the Cut-Off Date Aggregate Scheduled Balance directly to the Trust on the Closing Date. The Trust will be established by the sale and assignment of Contracts by WFAL and the transfer and assignment of Contracts by WFSRC to the Trust on the Closing Date. In addition, $100,000 of the Spread Account Initial Deposit made by WFAL will be WFAL's beneficial interest in the Trust and will not be reimbursed to WFAL except upon termination of the Trust. Certificates representing WFAL's and WFSRC's beneficial interest in the Trust will be issued by the Trust to WFAL and WFSRC as additional consideration for the Contracts. Although the transfer of Contracts by WFSRC to the Trust will be treated as a financing rather than as a sale of those Contracts for accounting purposes (the Indenture Trustee, acting on behalf of the Noteholders, will have a first priority perfected security interest in these Contracts), WFSRC and WFAL are each referred to as a "Seller" and together as the "Sellers". WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. See "The Master Servicer -- Servicing Compensation" in the prospectus. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement, or may employ one or more Subservicers as custodians.

     In order to protect the Trust's ownership and security interests in the Contracts, the Trust's interests in the Contracts will be perfected by WFAL filing UCC-1 financing statements in the State of California and WFSRC in the State of Nevada to give notice of the Trust's ownership of and security interests in the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to WFAL or by the Sellers to the Trust. See "Certain Legal Aspects of the Contracts" in the prospectus.

     Simultaneously with the issuance of the Class A Notes, Financial Security will issue the Class A Note Policy to the Indenture Trustee for the benefit of the Holders of the Class A Notes. The Class B Notes will not have the benefit of the Class A Note Policy. Under the Class A Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Holders of the Class A Notes full and complete payment of the Scheduled Payments for each Distribution Date, but not payment upon a default of WFSRC upon exercise of its Optional Repurchase right. Financial Security will have a lien on the Contracts and other documents relating to the Contracts subordinate to the interest of the Holders of the Class A Notes, which lien cannot be executed upon until all required payments under the Class A Note Policy have been made. See "The Note Policy" in the prospectus.

     The Trust's principal offices will be in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as Owner Trustee, at 1201 Market Street, Wilmington, Delaware 19801.

CAPITALIZATION

     The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Class A Notes and the placement of the Class B Notes had taken place on that date:

Class A-1 Notes..........................................  $  182,000,000
Class A-2 Notes..........................................     273,000,000
Class A-3 Notes..........................................     324,000,000
Class A-4 Notes..........................................     166,000,000
Class B Notes............................................      55,000,000
                                                           --------------
  Total..................................................  $1,000,000,000
                                                           ==============

THE OWNER TRUSTEE

     Chase Manhattan Bank Delaware will be the Owner Trustee under the Trust Agreement. Chase Manhattan Bank Delaware is a Delaware corporation and its Corporate Trust Office is located at 1201 Market Street, Wilmington, Delaware 19801.

     The Owner Trustee will have the rights and duties set forth in the prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".

                               THE CONTRACTS POOL

     Each Contract is a retail installment sales contract secured by a Financed Vehicle originated by a new or used car dealer located in California or one of the other 42 states listed below or an installment loan secured by a Financed Vehicle. Most of the Contracts were purchased by WFS from dealers; however, Contracts representing no more than 4% of the Cut-Off Date Aggregate Scheduled Balance are installment loans originated by WFS directly to consumers or by other independent auto finance companies which loans were then sold to WFS. Except as otherwise noted, all references in this prospectus supplement to contracts include installment loans.

     WFS will select the Contracts from its portfolio of fixed-interest rate contracts. The Contracts were underwritten and purchased or originated by WFS in the ordinary course of its business operations.

                                                                  CONTRACTS
                                                               IN THE TRUST(1)
                                                              -----------------
Outstanding Principal Balance(2)............................  $1,000,008,996.84
  Minimum...................................................  $          549.60
  Maximum...................................................  $       57,740.97
  Average...................................................  $       13,848.05
Number of Contracts.........................................             72,213
  Percentage of New Vehicles(2).............................              23.51%
  Percentage of Used Vehicles(2)............................              76.49%
Financed Vehicles(2)
  Percentage of Automobiles.................................              48.28%
  Percentage of Light Duty Trucks...........................              51.72%
Percentage of Rule of 78's Contracts(2).....................              10.14%
Percentage of Simple Interest Contracts(2)..................              89.86%
Annual Percentage Rate ("APR")(2)
  Minimum...................................................               5.69%
  Maximum...................................................              30.00%
  Weighted Average..........................................              14.81%
Remaining Maturities(2)
  Minimum...................................................           4 Months
  Maximum...................................................          84 Months
  Weighted Average..........................................        59.4 Months
Original Maturities
  Minimum...................................................          12 Months
  Maximum...................................................          84 Months
  Weighted Average..........................................        63.1 Months
  Percent over 60 Months....................................               44.3%

-------------------------
(1) Less than 0.01% of these Contracts by Cut-Off Date Aggregate Scheduled Balance, will be sold to the Trust by WFAL. All other Contracts will be transferred to the Trust by WFSRC.

(2) Information as of April 30, 2000. While the characteristics of the Contracts included in the Contracts Pool at the Closing Date may differ somewhat from the information disclosed above, we anticipate that the variations will not be significant.

     Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's or the simple interest (actual number of days) method. The amortization of the Rule of 78's Contracts will result in the outstanding principal balance on each of those Contracts being in excess of the Scheduled Balance of that Contract. For purposes of the Trust, all Rule of 78's Contracts are amortized on an actuarial basis to prevent shortfalls of principal payments on the Notes. As amortization on an actuarial basis produces a faster amortization than does application of the Rule of 78's, there will not be a shortfall of principal in any event, including as a result of prepayments or timely payment to maturity of a Rule of 78's Contract.

     The information concerning the Contracts presented in this prospectus supplement is based upon a pool of retail installment sales contracts and installment loans originated through April 30, 2000.

                     DISTRIBUTION OF CONTRACTS BY APR(1)(2)

                                                                                PERCENTAGE OF
                                                               AGGREGATE          AGGREGATE
                                              NUMBER OF        PRINCIPAL          PRINCIPAL
                CONTRACT APR                  CONTRACTS         BALANCE          BALANCES(3)
                ------------                  ---------    -----------------    -------------
5.000% to 5.999%............................        8      $       90,313.08         0.01%
6.000% to 6.999%............................       47             707,573.64         0.07
7.000% to 7.999%............................      586           9,953,690.79         1.00
8.000% to 8.999%............................    2,176          35,599,752.72         3.56
9.000% to 9.999%............................    4,044          66,363,138.00         6.64
10.000% to 10.999%..........................    4,846          79,640,271.14         7.96
11.000% to 11.999%..........................    4,652          75,598,052.73         7.56
12.000% to 12.999%..........................    6,204          97,802,799.20         9.78
13.000% to 13.999%..........................    5,513          86,333,412.10         8.63
14.000% to 14.999%..........................    6,404          95,377,595.40         9.54
15.000% to 15.999%..........................    6,109          86,716,974.79         8.67
16.000% to 16.999%..........................    5,657          77,194,233.30         7.72
17.000% to 17.999%..........................    5,131          66,634,025.60         6.66
18.000% to 18.999%..........................    5,267          65,808,945.08         6.58
19.000% to 19.999%..........................    3,753          44,491,542.71         4.45
20.000% to 20.999%..........................    6,090          62,482,688.49         6.25
21.000% to 21.999%..........................    3,145          27,392,544.50         2.74
22.000% to 22.999%..........................      767           7,843,926.75         0.78
23.000% to 23.999%..........................      441           4,204,393.00         0.42
24.000% to 24.999%..........................      617           4,847,713.81         0.48
25.000% to 25.999%..........................      339           2,499,280.52         0.25
26.000% to 26.999%..........................      104             752,951.96         0.08
27.000% to 27.999%..........................       28             189,638.12         0.02
28.000% to 28.999%..........................       30             206,697.75         0.02
29.000% to 29.999%..........................      251           1,250,383.68         0.13
30.000% and over............................        4              26,457.98          (4)
                                               ------      -----------------       ------
  Total.....................................   72,213      $1,000,008,996.84       100.00%

-------------------------
(1) Information as of April 30, 2000. While the characteristics of the Contracts included in the Contracts Pool at the Closing date may differ somewhat from the information disclosed above, we anticipate that the variations will not be significant.

(2) Less than 0.01% of these Contracts, by Cut-Off Date Aggregate Scheduled Balance, will be sold to the Trust by WFAL. All other Contracts will be transferred to the Trust by WFSRC.

(3) Percentages may not add to 100.00% due to rounding.

(4) Less than 0.01%.

                GEOGRAPHIC CONCENTRATION OF THE CONTRACTS(1)(2)

                                                          AGGREGATE          PERCENTAGE OF
                                          NUMBER OF       PRINCIPAL       AGGREGATE PRINCIPAL
                   STATE(3)               CONTRACTS        BALANCE            BALANCES(4)
                   --------               ---------   -----------------   -------------------
      California........................   31,645     $  417,682,072.18          41.77%
      Arizona...........................    4,141         57,198,746.55           5.72
      Washington........................    3,839         48,582,807.50           4.86
      Texas.............................    3,038         44,810,894.03           4.48
      Florida...........................    2,731         43,650,061.29           4.36
      Oregon............................    3,006         36,713,318.05           3.67
      Ohio..............................    2,547         33,964,387.11           3.40
      Colorado..........................    2,012         28,233,609.87           2.82
      Nevada............................    1,567         24,145,200.74           2.41
      North Carolina....................    1,469         22,991,450.87           2.30
      Virginia..........................    1,283         21,181,688.09           2.12
      South Carolina....................    1,234         19,144,274.92           1.91
      Illinois..........................    1,206         18,086,063.20           1.81
      Utah..............................    1,285         17,668,283.55           1.77
      Tennessee.........................      918         15,595,819.43           1.56
      Missouri..........................    1,035         15,091,295.62           1.51
      Georgia...........................      847         14,118,457.77           1.41
      Alabama...........................      841         13,375,580.13           1.34
      Idaho.............................      843         10,282,836.94           1.03
      Michigan..........................      677          9,731,402.76           0.97
      Pennsylvania......................      657          8,686,573.20           0.87
      Maryland..........................      498          8,157,233.96           0.82
      Kentucky..........................      542          7,609,434.65           0.76
      New Jersey........................      514          7,528,623.09           0.75
      Wisconsin.........................      518          6,750,766.73           0.68
      Indiana...........................      453          6,635,693.48           0.66
      Massachusetts.....................      463          6,616,144.92           0.66
      Kansas............................      325          5,637,319.60           0.56
      Delaware..........................      299          4,441,063.27           0.44
      Mississippi.......................      260          4,127,520.15           0.41
      Connecticut.......................      289          3,862,680.04           0.39
      Oklahoma..........................      248          3,618,064.38           0.36
      West Virginia.....................      193          3,156,701.52           0.32
      New Mexico........................      261          3,092,946.44           0.31
      Iowa..............................      155          2,590,922.94           0.26
      Wyoming...........................       90          1,407,660.42           0.14
      New Hampshire.....................       73            945,974.22           0.09
      Rhode Island......................       70            931,167.91           0.09
      Minnesota.........................       56            795,518.97           0.08
      Nebraska..........................       35            506,140.41           0.05
      Hawaii............................       27            362,396.20           0.04
      Maine.............................       12            170,428.59           0.02
      New York..........................       11            129,771.15           0.01
                                           ------     -----------------         ------
      Total.............................   72,213     $1,000,008,996.84         100.00%

-------------------------
     (1) Information as of April 30, 2000. While the characteristics of the Contracts included in the Contracts Pool at the Closing Date may differ somewhat from the information disclosed above, we anticipate that the variations will not be significant.

     (2) Less than 0.01% of these Contracts, by Cut-Off Date Aggregate Scheduled Balance, will be sold to the Trust by WFAL. All other Contracts will be transferred to the Trust by WFSRC.

     (3) Based upon the state in which the new or used car dealer which originated a Contract is located, or in the case of an installment loan, the state in which the office of the lender which originated the loan is located.

     (4) Percentage may not add to 100.00% due to rounding.

                       WEIGHTED AVERAGE LIVES OF THE CLASS A NOTES

     Prepayments on contracts can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the Contracts.

     As the rate of payment of principal of each class of Class A Notes will depend on the rate of payment (including prepayments) of the principal balance of the Contracts, final payment of any class of Class A Notes could occur significantly earlier than its Final Scheduled Distribution Date. Reinvestment risk associated with early payment of the Class A Notes of any class will be borne exclusively by the holders of those Class A Notes.

     The table captioned "Percentage of Initial Class A Note Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Contracts described under "The Contracts Pool". The ABS Table assumes that:

     - the Contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

     - the monthly principal and interest payment on each Contract is scheduled to be made and is made on the last day of each month and each month has 30 days,

     - payments are made on the Class A Notes on each Distribution Date (and each such date is assumed to be the twentieth day of each applicable month),

     - WFSRC does not exercise its Optional Repurchase right, and

     - the Sellers exercise their Optional Purchase on the earliest Distribution Date on which such option may be exercised.

     The ABS Table indicates the projected weighted average life of each class of Class A Notes and sets forth the percentage of the initial principal amount of each class of Class A Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the Contracts have been aggregated into hypothetical pools with all of the Contracts within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on the Aggregate Scheduled Balance, APR, original term to maturity and remaining term to maturity as of the assumed Cut-Off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                        REMAINING     ORIGINAL
                                              AGGREGATE                   TERM          TERM
                                              PRINCIPAL                TO MATURITY   TO MATURITY
                SUBPOOLS                       BALANCE         APR     (IN MONTHS)   (IN MONTHS)
                --------                  -----------------   ------   -----------   -----------
  1.....................................  $    7,372,821.67   17.723%      34            34
  2.....................................      14,425,221.50   18.081       32            34
  3.....................................       9,172,869.04   18.151       25            34
  4.....................................      22,404,642.70   17.263       47            47
  5.....................................      45,982,460.00   17.365       45            47
  6.....................................      30,101,702.52   17.064       38            47
  7.....................................     102,754,591.06   15.649       60            60
  8.....................................     195,643,723.79   15.651       57            60
  9.....................................     128,945,259.85   15.298       51            60
 10.....................................     100,597,948.00   13.732       71            71
 11.....................................     177,133,469.46   13.655       69            71
 12.....................................     123,704,588.56   13.073       62            71
 13.....................................       8,606,075.41   11.883       83            83
 14.....................................      18,288,074.50   11.877       80            83
 15.....................................      14,875,548.78   11.544       74            83
                                          -----------------
  Total.................................  $1,000,008,996.84

     The actual characteristics and performance of the Contracts will differ from the assumptions used in preparing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant ABS rate until maturity or that all of the Contracts will prepay at the same ABS rate. Moreover, the diverse terms of Contracts within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between those assumptions and the actual characteristics and performance of the Contracts, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Class A Notes.

     PERCENTAGE OF INITIAL CLASS A NOTE BALANCE AT VARIOUS ABS PERCENTAGES

                              CLASS A-1 NOTES               CLASS A-2 NOTES               CLASS A-3 NOTES
                         -------------------------     -------------------------     -------------------------
   DISTRIBUTION DATE     0.0%   1.0%   1.8%   2.5%     0.0%   1.0%   1.8%   2.5%     0.0%   1.0%   1.8%   2.5%
   -----------------     ----   ----   ----   ----     ----   ----   ----   ----     ----   ----   ----   ----
Initial................   100%   100%   100%   100%     100%   100%   100%   100%     100%   100%   100%   100%
 8/20/00...............    80%    63%    49%    35%     100%   100%   100%   100%     100%   100%   100%   100%
11/20/00...............    59%    27%     0%     0%     100%   100%   100%    82%     100%   100%   100%   100%
 2/20/01...............    37%     0%     0%     0%     100%    94%    68%    43%     100%   100%   100%   100%
 5/20/01...............    14%     0%     0%     0%     100%    71%    37%     6%     100%   100%   100%   100%
 8/20/01...............     0%     0%     0%     0%      94%    48%     8%     0%     100%   100%   100%    75%
11/20/01...............     0%     0%     0%     0%      77%    25%     0%     0%     100%   100%    84%    48%
 2/20/02...............     0%     0%     0%     0%      60%     3%     0%     0%     100%   100%    62%    23%
 5/20/02...............     0%     0%     0%     0%      43%     0%     0%     0%     100%    85%    41%     0%
 8/20/02...............     0%     0%     0%     0%      25%     0%     0%     0%     100%    68%    22%     0%
11/20/02...............     0%     0%     0%     0%       6%     0%     0%     0%     100%    51%     4%     0%
 2/20/03...............     0%     0%     0%     0%       0%     0%     0%     0%      89%    35%     0%     0%
 5/20/03...............     0%     0%     0%     0%       0%     0%     0%     0%      73%    20%     0%     0%
 8/20/03...............     0%     0%     0%     0%       0%     0%     0%     0%      57%     6%     0%     0%
11/20/03...............     0%     0%     0%     0%       0%     0%     0%     0%      40%     0%     0%     0%
 2/20/04...............     0%     0%     0%     0%       0%     0%     0%     0%      23%     0%     0%     0%
 5/20/04...............     0%     0%     0%     0%       0%     0%     0%     0%       7%     0%     0%     0%
 8/20/04...............     0%     0%     0%     0%       0%     0%     0%     0%       0%     0%     0%     0%
11/20/04...............     0%     0%     0%     0%       0%     0%     0%     0%       0%     0%     0%     0%
 2/20/05...............     0%     0%     0%     0%       0%     0%     0%     0%       0%     0%     0%     0%
 5/20/05...............     0%     0%     0%     0%       0%     0%     0%     0%       0%     0%     0%     0%
WEIGHTED AVERAGE LIFE
 (YEARS)(1)(2).........  0.69   0.45   0.34   0.31     1.98   1.33   1.00   0.80     3.45   2.64   2.00   1.59

                              CLASS A-4 NOTES
                         -------------------------
   DISTRIBUTION DATE     0.0%   1.0%   1.8%   2.5%
   -----------------     ----   ----   ----   ----
Initial................   100%   100%   100%   100%
 8/20/00...............   100%   100%   100%   100%
11/20/00...............   100%   100%   100%   100%
 2/20/01...............   100%   100%   100%   100%
 5/20/01...............   100%   100%   100%   100%
 8/20/01...............   100%   100%   100%   100%
11/20/01...............   100%   100%   100%   100%
 2/20/02...............   100%   100%   100%   100%
 5/20/02...............   100%   100%   100%    99%
 8/20/02...............   100%   100%   100%    59%
11/20/02...............   100%   100%   100%     0%
 2/20/03...............   100%   100%    78%     0%
 5/20/03...............   100%   100%    51%     0%
 8/20/03...............   100%   100%    27%     0%
11/20/03...............   100%    87%     0%     0%
 2/20/04...............   100%    62%     0%     0%
 5/20/04...............   100%    41%     0%     0%
 8/20/04...............    83%     0%     0%     0%
11/20/04...............    57%     0%     0%     0%
 2/20/05...............    29%     0%     0%     0%
 5/20/05...............     0%     0%     0%     0%
WEIGHTED AVERAGE LIFE
 (YEARS)(1)(2).........  4.64   3.95   3.11   2.37

-------------------------
(1) The weighted average life of a Class A Note is determined by (x) multiplying the amount of each principal payment on a Class A Note by the number of periods (months) from the date of issuance of the Class A Note to the related Distribution Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Class A Note.

(2) This calculation assumes that WFSRC does not exercise its Optional Repurchase right and that the Sellers exercise their Optional Purchase right.

     This Table has been prepared based on the assumptions described on Page S-17 and S-18 (including the assumptions regarding the characteristics and performance of the Contracts, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                   DELINQUENCY AND CONTRACT LOSS INFORMATION

     The following tables set forth (i) the delinquency experience in regard to contracts originated and serviced by WFS and its affiliates, including contracts subsequently sold to WFAL as of December 31, 1995 through 1999 and as of March 31, 2000 and (ii) the loss experience for such contracts originated and serviced by WFS and its affiliates, including contracts subsequently sold to WFAL for the years ended December 31, 1995 through 1999 and for the three month period ending March 31, 2000. There is no assurance that the future delinquency and loss experience of the Contracts will be similar to that set forth below. WFS defines delinquency as being past due based on the contractual due date of the underlying contract.

                       CONTRACT DELINQUENCY EXPERIENCE(1)

                                 MARCH 31,                                        DECEMBER 31,
                           ----------------------   ------------------------------------------------------------------------
                                    2000                     1999                     1998                     1997
                           ----------------------   ----------------------   ----------------------   ----------------------
                            NUMBER                   NUMBER                   NUMBER                   NUMBER
                              OF         AMOUNT        OF         AMOUNT        OF         AMOUNT        OF         AMOUNT
                           CONTRACTS      (2)       CONTRACTS      (2)       CONTRACTS      (2)       CONTRACTS      (2)
                           ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------
                                                                (DOLLARS IN THOUSANDS)
Contracts serviced.......   543,660    $5,664,144    524,709    $5,354,385    464,257    $4,367,099    408,958    $3,680,817
                            =======    ==========    =======    ==========    =======    ==========    =======    ==========
Period of delinquency(3)
 31 - 59 days............     8,132    $   70,562     12,868    $  107,416     13,885    $  112,208      6,605    $   54,450
 60 - 89 days............     2,345        20,223      3,511        29,738      3,966        32,100      2,161        18,652
 90 days or more.........     1,182        10,326      1,711        14,872      1,768        14,441        918         7,762
                            -------    ----------    -------    ----------    -------    ----------    -------    ----------
      Total contracts and
       amount
       delinquent........    11,659    $  101,111     18,090    $  152,026     19,619    $  158,749      9,684    $   80,864
                            =======    ==========    =======    ==========    =======    ==========    =======    ==========
Delinquencies as a
 percentage of number and
 amount of contracts
 outstanding.............      2.14%         1.79%      3.45%         2.84%      4.23%         3.64%      2.37%         2.20%
                            =======    ==========    =======    ==========    =======    ==========    =======    ==========

                                            DECEMBER 31,
                           -----------------------------------------------
                                    1996                     1995
                           ----------------------   ----------------------
                            NUMBER                   NUMBER
                              OF         AMOUNT        OF         AMOUNT
                           CONTRACTS      (2)       CONTRACTS      (2)
                           ---------   ----------   ---------   ----------
                                       (DOLLARS IN THOUSANDS)
Contracts serviced.......   341,486    $3,046,585    258,665    $2,209,594
                            =======    ==========    =======    ==========
Period of delinquency(3)
 31 - 59 days............     4,511    $   38,173      2,180    $   18,557
 60 - 89 days............     1,305        11,470        690         6,143
 90 days or more.........       567         5,144        308         2,701
                            -------    ----------    -------    ----------
      Total contracts and
       amount
       delinquent........     6,383    $   54,787      3,178    $   27,401
                            =======    ==========    =======    ==========
Delinquencies as a
 percentage of number and
 amount of contracts
 outstanding.............      1.87%         1.80%      1.23%         1.24%
                            =======    ==========    =======    ==========

-------------------------
(1) Includes delinquency information relating to those contracts that are owned by WFS and contracts that were sold to a grantor or owner trust but which are serviced by WFS.

(2) This amount is net of unearned add-on interest.

(3) The period of delinquency is based on the number of days payments are contractually past due.

                          CONTRACT LOSS EXPERIENCE(1)

                                                       MARCH 31                   FOR THE YEAR ENDED DECEMBER 31,
                                                      ----------   --------------------------------------------------------------
                                                         2000         1999         1998         1997         1996         1995
                                                      ----------   ----------   ----------   ----------   ----------   ----------
                                                                                (DOLLARS IN THOUSANDS)
Contracts serviced
 At end of period(2)................................  $5,664,199   $5,354,385   $4,367,099   $3,680,817   $3,046,585   $2,209,594
                                                      ==========   ==========   ==========   ==========   ==========   ==========
 Average during period(2)...........................  $5,476,007   $4,839,514   $4,006,185   $3,383,570   $2,627,622   $1,886,359
                                                      ==========   ==========   ==========   ==========   ==========   ==========
 Gross charge offs of contracts during period.......  $   40,952   $  150,518   $  173,422   $  136,773   $   86,464   $   48,999
 Recoveries of contracts charged off in current and
   prior periods....................................      13,484       47,581       36,230       34,634       25,946       18,715
                                                      ----------   ----------   ----------   ----------   ----------   ----------
 Net charge offs....................................  $   27,468   $  102,937   $  137,192   $  102,139   $   60,518   $   30,284
                                                      ==========   ==========   ==========   ==========   ==========   ==========
 Net charge offs as a percentage of contracts
   outstanding during period........................        2.01%        2.13%        3.42%        3.02%        2.30%        1.61%

-------------------------
(1) Includes loss information for contracts that are owned by WFS and contracts that were sold to a grantor or owner trust but which are serviced by WFS. It is the policy of WFS to charge-off all contracts when they become 120 days delinquent, whether such contract is owned by WFS or serviced by WFS for others. WFS believes that its charge-off policy is consistent with that customarily used in the automobile finance industry.

(2) This amount is net of unearned add-on interest.

     Net charge-offs as a percentage of contracts outstanding for contracts originated or purchased and serviced by WFS decreased in the first quarter of 2000 to 2.01%, following a decrease in 1999 to 2.13%, a 37.7% decrease from the 3.42% experienced in 1998 following a 13.25% increase over the

3.02% net charge-off level experienced in 1997. Delinquencies, as a percentage of amount of contracts outstanding increased from 2.20% at year end 1997 to 3.64% at year end 1998 and decreased to 2.84% in 1999, an increase of 65.5% and decrease of 22.0%, respectively. Delinquencies, as a percentage of amount of contracts outstanding decreased further during the first quarter of 2000 to 1.79%, a decrease of 37.0% from year end 1999. The decrease in loss and delinquency experience in the first quarter of 2000 and in 1999 resulted from an increase in the origination of contracts originally underwritten as prime contracts and completion of WFS' restructuring efforts. Loss and delinquency experience during 1998 and 1997 for contracts originated and serviced by WFS was impacted by a variety of factors including an increase in the percentage of the outstanding contracts which were originally underwritten in 1997 and 1998 as non-prime contracts, an increase in the number of personal bankruptcy filings and general economic conditions. Loss and delinquency experience in 1998 was also impacted by a disruption of collection efforts arising from WFS' restructuring of its offices throughout the United States and the continued transitory effect of moving post-repossession collection efforts to recently created centralized asset recovery and vehicle recovery centers. As the characteristics of the Contracts may be different than that of the entire portfolio of contracts originated and serviced by WFS, no assurances can be given that the performance of the Contracts will be similar.

                                USE OF PROCEEDS

     WFAL will apply the net proceeds from the sale of the Class A Notes (i.e., the proceeds of the public offering of the Class A Notes minus expenses relating thereto) and of the placement of the Class B Notes to the purchase of the Contracts from WFS. WFSRC will apply the net proceeds of the sale of the Class A Notes and of the placement of the Class B Notes by it to the purchase of Contracts from WFAL which it will transfer to the Trust.

                                   THE NOTES

GENERAL

     The discussion in this part of this prospectus supplement under the caption "The Notes" relates primarily to the Class A Notes offered hereby, except as otherwise noted. The Class A Notes and the Class B Notes will be issued pursuant to an indenture between the Trust and the Indenture Trustee to be dated as of May 1, 2000 (the "Indenture"), a form of which has been filed as an exhibit to the Registration Statement. You can obtain a copy of the Indenture (without exhibits) by writing to the Indenture Trustee at its corporate trust office. The following summary and the information contained under "Certain Information Regarding the Securities" describes the material terms of the Indenture and the Class A Notes. You should, however, review the provisions of the Class A Notes and the Indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the Class A Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms) are incorporated by reference as part of such summaries.

     Distributions of interest and principal on the Class A Notes will be made on February 20, May 20, August 20 and November 20 of each year (or, if any such day is not a Business Day, on the next succeeding Business Day) (each, a "Distribution Date"), commencing August 20, 2000. Payments on the Class A Notes on each Distribution Date will be paid to the holders of record of the related Class A Notes on the Business Day immediately preceding such Distribution Date or, in the event that Definitive Notes are issued, as of the 15th day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date").

     A "Business Day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

PAYMENTS OF INTEREST

     Interest on each class of Class A Notes will accrue at the interest rate applicable to that class from each Distribution Date to the day preceding the next Distribution Date (or from the Closing Date with respect to the first Distribution Date). Interest on the Class A-1 Notes will be calculated on a daily basis, based upon the actual days elapsed in an Interest Period and a 360-day year. Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related Interest Rate set forth under "Summary of Terms -- The Securities -- The Terms of the Class A Notes". An "Interest Period" with respect to any Distribution Date will be the period from and including the most recent Distribution Date on which interest has been paid (or from the Closing Date with respect to the first Distribution
Date) to but excluding the current Distribution Date. Interest payments on the Class A Notes will be made from Net Collections after all accrued and unpaid Trustees' fees and other administrative fees of the Trust and payment of all applicable servicing compensation to the Master Servicer (collectively, "Trust Fees and Expenses") have been paid. See "Certain Information Regarding the Securities -- Distributions on the Class A Notes -- Deposits to the Distribution Accounts; Priority of Payments".

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Holders of the Class A Notes, to the extent described below, on each Distribution Date in an amount equal to the related Principal Distributable Amount, in each case calculated as described under "Certain Information Regarding the Securities -- Distributions on the Class A Notes -- Deposits to the Distribution Accounts; Priority of Payments." Principal payments on the Class A Notes will be made from Net Collections after all Trust Fees and Expenses have been paid, and after the Class A Note Interest Distributable Amount has been distributed. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments".

     We will make principal payments on the Class A Notes on each Distribution Date from the Class A Note Distribution Account in the following order:

          (1) to the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero;

          (2) to the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero;

          (3) to the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero; and

          (4) to the Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero.

     To the extent not previously paid prior to such dates, the outstanding principal amount of each class of Class A Notes will be paid on the related Final Scheduled Distribution Date set forth under "Summary of Terms -- The Securities -- The Terms of the Class A Notes". The Final Scheduled Distribution Date for a class of Class A Notes represents the last day on which the outstanding principal amount of the related Class A Notes will be paid. In no event may the principal paid in respect of a class of Class A Notes exceed the unpaid principal balance of that class of Class A Notes. See "Certain Information Regarding the Securities -- Distributions on the Class A Notes -- Deposits to the Distribution Accounts; Priority of Payments".

     The actual date on which the outstanding principal amount of any class of Class A Notes is paid may be earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under "Certain Information Regarding the Securities -- Prepayment Considerations", "Certain Legal Aspects of the Contracts -- Repurchase Obligation" in the prospectus and "The Sellers -- Breach of Representations and Warranties; Defective Contract Documentation".

     All payments in respect of the Class B Notes and the Certificates will be subordinated to payments on the Class A Notes. Payments on the Class B Notes and the Certificates will only be made from funds released from the Spread Account. See "Certain Information Regarding the Securities-Withdrawals from the Spread Account and Under the Class A Note Policy".

OPTIONAL REPURCHASE OF CONTRACTS BY WFSRC

     If WFSRC exercises its Optional Repurchase right as described above, it will give not less than 15 days' notice to the Trustee and will affect the repurchase at the next following Distribution Date. The repurchase price payable by WFSRC will be equal to the Scheduled Balances of the Contracts it is repurchasing as of the Distribution Date preceding the Distribution Date as of which the repurchase is to occur (the "Base Price"), plus any accrued but unpaid interest on such Contracts and the Repurchase Premium described in the next paragraph.

     Calculation of Repurchase Premium. The "Repurchase Premium" payable by WFSRC in connection with an exercise of the Optional Repurchase will be a fraction of the Base Price:

                  IF THE BASE PRICE IS:                      THE REPURCHASE PREMIUM IS:
  -----------------------------------------------------      ---------------------------
  $200,000,000 or less, but more than $150,000,000,          2% of the Base Price

  equal to or less than $150,000,000, but more than          1% of the Base Price
    $100,000,000,

  equal to or less than $100,000,000                         zero

     The Base Price and any accrued but unpaid interest due on the repurchased Contracts will be treated as Collections and distributed to the Holders of the Class A Notes in the order of priority specified above under "-- Payments of Interest" and "-- Payments of Principal" and then to the Holders of the Class B Notes in addition to the distributions to which all of the Noteholders would then otherwise be entitled to receive.

     In addition to any distribution which those Holders are otherwise then entitled to receive, the Repurchase Premium will be distributed on a pro rata basis to the Holders of the Class A Notes and Class B Notes, after giving effect to distributions on that Distribution Date other than of the Base Price, to the Holders of record as of the related Record Date for the Distribution Date on which WFSRC is repurchasing the balance of the Contracts sold by it to the Trust.

     The repurchased Contracts will be transferred back to WFSRC and will no longer be assets of the Trust.

OPTIONAL PURCHASE

     Each class of outstanding Class A Notes and the Class B Notes will be subject to redemption in whole, but not in part, on any Distribution Date following the last day of a Due Period as of which an Optional Purchase occurs. An Optional Purchase may occur at any Distribution Date at which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest payments due on the Rule of 78's Contracts transferred to the Trust by WFSRC is equal to or less than $100,000,000. The redemption price for each class of notes will equal the unpaid principal amount of that class plus accrued interest on that amount at the applicable Interest Rate for the related Interest Period.

THE INDENTURE TRUSTEE

     Bankers Trust Company will be the Indenture Trustee. The Indenture Trustee is a New York corporation and its Corporate Trust Office is located at Four Albany Street, New York, New York 10006.

     The Indenture Trustee will have the rights and duties set forth in the prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".

EVENTS OF DEFAULT

     Upon the occurrence of an Event of Default under the Indenture (as described under "The Notes -- Events of Default" in the prospectus):

          (1) If an Insurer Default has not occurred or is not continuing, Financial Security can (in addition to its obligation to make Scheduled Payments on the Class A Notes in accordance with the terms of the Class A Note Policy), but it is not obligated to, elect to:

        - subject to the limitations listed below, first accelerate the principal of the Class A Notes and then cause the Master Servicer or the Trustee to sell or otherwise liquidate all or part of the property of the Trust, in whole or in part on any date or dates following such acceleration as Financial Security, in its sole discretion, shall elect, and finally to deliver the proceeds to the Indenture Trustee to distribute in accordance with the terms of the Class A Note Policy.

          (2) If an Insurer Default has occurred and is continuing, the Trustee may, or if requested in writing by holders of at least 66 2/3% of the voting interests of all the Class A Notes, shall:

        - subject to the limitations listed below, declare the Class A Notes due and payable at par, together with accrued interest on the Class A Notes.

          (3) Notwithstanding any of the foregoing, upon the occurrence of a Trust Insolvency, if an Insurer Default has occurred and is continuing:

        - subject to the limitations listed below, the Class A Notes will become immediately due and payable at par, together with accrued interest on the Class A Notes.

          (4) No sale or liquidation of the property of the Trust pursuant to the above provisions may occur if the proceeds from the sale or liquidation are not sufficient to pay all of the outstanding principal and accrued interest on the Class A Notes, unless:

        - an Insurer Default has not occurred or is not continuing and the related Event of Default relates to failure of the Trust to pay interest or principal on any class of Class A Notes or a Trust Insolvency; or

        - an Insurer Default has occurred and is continuing and:

             (i) holders of 100% of the voting interests of all the Class A Notes consent to such sale or liquidation; or

             (ii) the Trustee determines that the property of the Trust will not continue to provide sufficient funds for the payment of the principal of and interest on the Class A Notes, the Trustee provides prior written notice of that sale or liquidation to each Rating Agency, and holder of at least 66 2/3% of the voting interests of all the Class A Notes consent to that sale or liquidation.

     It is an "Insurer Default" if:

          (1) Financial Security fails to perform any of its obligations under the Class A Note Policy, or

          (2) certain events of bankruptcy, insolvency, receivership or liquidation relating to Financial Security occur.

     Further, in the event that an Insurer Default has not occurred or is not continuing, following the occurrence of an Event of Default, if Financial Security has not elected to accelerate the principal of the Class A Notes and such Event of Default is subsequently cured, Financial Security shall not thereafter have the right to elect to accelerate the principal of the Class A Notes or to cause the property of the Trust to be sold or liquidated by reason of that Event of Default and the rights of all parties shall thereupon be restored as though that Event of Default had not occurred.

     Following the occurrence of an Event of Default and provided that (i) an Insurer Default has not occurred or is not continuing and (ii) Financial Security has not elected to accelerate the principal of the Class A Notes, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Class A Note Policy for any shortfalls in Scheduled Payments on the Class A Notes. See "The Note Policy" in the prospectus.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

PAYMENTS ON THE CONTRACTS

     As more fully described in the prospectus under "Certain Information Regarding the Securities -- Payments on the Contracts", all Net Collections on or in respect of the Contracts will be deposited in or credited to the Collection Account or, in limited instances, the Holding Account.

     Subject to the remainder of this paragraph, distributions on the Notes will be made on each Distribution Date out of Net Collections for the related Due Period plus certain reinvestment earnings on Eligible Investments and any Advance made by the Master Servicer as described under "The Master
Servicer -- Advances" in the prospectus. The amount of those Net Collections, reinvestment earnings and Advances on each Distribution Date will be applied as described under

"-- Distributions on the Class A Notes". Amounts, to the extent available, will be withdrawn from the Spread Account to cover any shortfalls in distributions to Noteholders. Under the Class A Note Policy, Financial Security will be obligated to provide for distribution on the Class A Notes on each Distribution Date the amount, if any, by which the amount of Net Collections and funds available in the Spread Account is less than the sum of the interest and principal due on the Class A Notes for that Distribution Date and will be obligated to provide for the payment of Scheduled Payments on the Class A Notes on the respective Final Scheduled Distribution Dates.

     If WFSRC exercises its Optional Repurchase right, the amount payable by it equal to the Base Price and any accrued but unpaid interest on the repurchased Contracts will be treated as Net Collections and will be deposited into the Collection Account and distributed as any other Net Collections at the time of their receipt. The amount payable by WFSRC equal to the Repurchase Premium will not be treated as Net Collections and will not be, directly or indirectly, distributed as any other Net Collections. Instead, the Repurchase Premium will be distributed to the Holders of the Class A Notes and the Class B Notes separately by the Indenture Trustee, on the Distribution Date as of which the Contracts transferred to the Trust by WFSRC are to be repurchased by WFSRC on a pro rata basis after giving effect to payments otherwise made on that Distribution Date (other than Base Price). The Indenture Trustee will deliver a report (the "Prepayment Report") concurrently with the distribution of the Repurchase Premium reflecting the total amounts of Repurchase Premium received by the Indenture Trustee expressed as a dollar amount per $1,000 of each class of Class A Notes and Class B Notes then outstanding.

DISTRIBUTIONS ON THE CLASS A NOTES

     General. On or before the fifth Business Day prior to each Distribution Date (each such date, a "Determination Date"), the Master Servicer will deliver to the Indenture Trustee, the Owner Trustee, Financial Security and the Rating Agencies a statement (the "Distribution Date Statement") setting forth, among other things, the following amounts with respect to the related Due Period and such Distribution Date:

     - the amount of funds in the Collection Account allocable to collections on the Contracts in the related Due Period (excluding any Advances and Repurchase Amounts);

     - the amount required to repurchase all Contracts repurchased by the Seller or the Master Servicer during the related Due Period;

     - the Advances made by the Master Servicer and the amounts for which the Master Servicer is entitled to be reimbursed for unreimbursed Advances;

     - the amount of Net Collections;

     - the Class A Note Interest Distributable Amount;

     - the Class A Note Principal Distributable Amount;

     - the Repurchase Premium, if any; and

     - the Servicing Fee.

     Deposits to the Distribution Accounts; Priority of Payments. On each Distribution Date, the Master Servicer will allocate amounts on deposit in the Collection Account with respect to the related Due Period and that Distribution Date as described below and will instruct the Indenture

Trustee to make the following deposits and distributions in the following amounts and order of priority (in each case after giving effect to all deposits and distributions of higher priority):

          (1) to the Master Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Due Periods;

          (2) to the Indenture Trustee and the Owner Trustee, any accrued and unpaid Trustees' fees;

          (3) to the Class A Note Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (1) and (2) above), the Class A Note Interest Distributable Amount to be distributed to the holders of the Class A Notes at their respective Interest Rates;

          (4) to the Class A Note Distribution Account, from any remaining Net Collections, the Class A Note Principal Distributable Amount (which amount includes, if such Distribution Date is a Final Scheduled Distribution Date, the remaining principal amount of the related class of Class A Notes to be distributed to the holders of such class of Class A Notes), to be distributed to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, third to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero and fourth to the holders of Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero;

          (5) to Financial Security, from any remaining Net Collections, any amounts owing to Financial Security in respect of all payments, if any, made under the Class A Note Policy for which reimbursement has not yet been made to Financial Security and any unreimbursed fees, expenses or other amounts owing to Financial Security under the Insurance Agreement (collectively, "Unreimbursed Insurer Amounts"); and

          (6) in the event that the distributions described in clauses (1) through (5) above have been funded exclusively from Net Collections, any remaining Net Collections ("Excess Amounts") will be deposited into the Spread Account, until the amount on deposit therein equals the Specified Spread Account Balance, with any remaining Excess Amounts being distributed as described under "-- Withdrawals from the Spread Account and under the Class A Note Policy".

     In addition, upon the exercise by WFSRC of its Optional Repurchase, the Indenture Trustee will distribute the Repurchase Premium to Holders of Class A Notes and the Class B Notes on a pro rata basis after giving effect to payments otherwise made on the Distribution Date (other than the Base Price).

     If the Class A Notes are accelerated following an Event of Default, amounts collected following the sale or liquidation of the property of the Trust will be distributed in the priority described above. See "The Notes -- Events of Default".

     For the purposes hereof, the following terms will have the following meanings:

     The "Aggregate Scheduled Balance" will equal the sum of the Scheduled Balances of the outstanding Contracts. At the time of initial issuance of the Notes, the initial aggregate principal amount of the Class A Notes and the Class B Notes will equal the Cut-Off Date Aggregate Scheduled Balance.

     The "Aggregate Scheduled Balance Decline" will mean, with respect to any Distribution Date, the amount by which the Aggregate Scheduled Balance as of the beginning of the related Due Period

(or as of the Cut-Off Date in the case of the first Distribution Date) exceeds the Aggregate Scheduled Balance as of the end of such Due Period.

     A "Defaulted Contract" will mean, with respect to any Due Period, a Contract (i) which is, at the end of such Due Period, delinquent in the amount of at least two monthly payments or (ii) with respect to which the related Financed Vehicle has been repossessed or repossession efforts have been commenced.

     A "Due Period" will mean, with respect to any Distribution Date, the three-month period commencing on the first day of the third month preceding the month in which that Distribution Date occurs (or commencing on the Cut-Off Date in the case of the first Distribution Date) to the last day of the month immediately preceding the month in which that Distribution Date occurs.

     A "Liquidated Contract" will be a Contract that (i) has been repurchased by the Seller of that Contract or the Master Servicer or as to which all of the principal has been paid prior to its scheduled maturity; (ii) is a Defaulted Contract with respect to which the related Financed Vehicle was repossessed and, after any cure period required by law has expired, the Master Servicer has charged-off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its scheduled maturity; or (iv) is delinquent as to all or part of four or more payments of Monthly P&I. Contracts that become Liquidated Contracts pursuant to clause (ii) or (iv) above and any collections thereon will thereupon no longer be part of the Trust, although collections thereon will be deposited in the Collection Account.

     The "Note Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Class A Note Principal Distributable Amount and the Class A
Note Interest Distributable Amount for that Distribution Date.

     The "Class A Note Interest Carryover Shortfall" will mean, with respect to any Distribution Date and a class of Class A Notes, the excess, if any, of the sum of the Class A Note Quarterly Interest Distributable Amount for that class for the immediately preceding Distribution Date plus any outstanding Class A
Note Interest Carryover Shortfall for that class on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Note Distribution Account with respect to that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Holders of such class of Class A Notes on that preceding Distribution Date at the related Interest Rate for the related Interest Period.

     The "Class A Note Interest Distributable Amount" will mean, with respect to any Distribution Date and a class of Class A Notes, the sum of the Class A Note Quarterly Interest Distributable Amount and the Class A Note Interest Carryover Shortfall for such class of Class A Notes for that Distribution Date.

     The "Class A Note Principal Carryover Shortfall" will mean, as of the close of any Distribution Date, the excess of the sum of the Class A Note Quarterly Principal Distributable Amount and any outstanding Class A Note Principal Carryover Shortfall for the immediately preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Note Distribution Account on that Distribution Date.

     The "Class A Note Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Class A Note Quarterly Principal Distributable Amount for that Distribution Date and any outstanding Class A Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Class A Note Principal Distributable Amount with respect to a class of Class A Notes shall not exceed the outstanding principal amount of such class of

Class A Notes. Notwithstanding the foregoing, the Class A Note Principal Distributable Amount on each Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Class A Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the related class of Class A Notes to zero.

     The "Class A Note Quarterly Interest Distributable Amount" will mean, with respect to any Distribution Date, the sum of all interest due on the outstanding Class A Notes for the Interest Period related to that Distribution Date. Interest will be calculated based on the outstanding principal amount of each class of Class A Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Holders of that class of Class A Notes on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of that class of Class A Notes).

     The "Class A Note Quarterly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Principal Distributable Amount for that Distribution Date.

     The "Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of (i) the Aggregate Scheduled Balance Decline for such Distribution Date, plus (ii) the aggregate Scheduled Balances as of such Distribution Date of all Contracts that became Liquidated Contracts pursuant to clause (i), (ii) or (iv) of the definition of the term "Liquidated Contract" during the related Due Period.

     The "Scheduled Balance" of a Rule of 78's Contract will represent the present value of the remaining scheduled payments of Monthly P&I due on that Contract discounted on a monthly basis as described below, while the Scheduled Balance of a Simple Interest Contract will be its actual principal balance. The "Monthly P&I" for a Contract will be the installment of principal and interest due thereunder each month (each such date, a "Due Date") and will be substantially equal for the term of the Contract. The Scheduled Balance of a Rule of 78's Contract for the Cut-Off Date and each Due Date will be set forth in a schedule to the Sale and Servicing Agreement and will be equal to the present value (determined as discussed below) at each of those dates of all payments of Monthly P&I on the Contract that are due after such Due Date. That present value will be determined by discounting (on a monthly basis) each payment of Monthly P&I from the last day of the month in which that payment of Monthly P&I is due to the first day of the month in which that Due Date occurs using a discount rate that will produce a present value at the Cut-Off Date equal to the outstanding principal balance of the Contract as of the Cut-Off Date. The interest rate borne by substantially all of the Contracts will not be less than the weighted average of the Interest Rates on the Closing Date plus the Servicing Fee Percent.

PAYMENT PRIORITIES OF THE CLASS A NOTES; THE SPREAD ACCOUNT

     General. The rights of the Holders of the Class A Notes to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer (to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing
Fees), the Trustees (to the extent the Trustees and such other entities have not received all Trust Fees and Expenses payable to them) and Financial Security (to the extent of any Unreimbursed Insurer Amounts). In addition, the rights of the Holders of Class A Notes to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- Distributions on the Class A Notes -- Deposits to the Distribution Accounts; Priority of Payments." Such priorities and subordination are intended to enhance the likelihood of timely receipt by Holders of Class A Notes of the full amount of interest and principal required to be paid to them, and to afford such Holders of Class A Notes limited protection against losses in respect of the Contracts. The rights of the Holders of the Class B Notes to receive distributions with respect to the Contracts will be subordinated to the right of the Holders of the Class A Notes, as described under the caption
"-- Withdrawals from the Spread Account and Under the Class A Note Policy".

     The Spread Account. In the event of delinquencies or losses on the Contracts, the foregoing protection will be affected both by the preferential right of the Holders of the Class A Notes to receive current distributions with respect to the Contracts and by the establishment of a segregated trust account in the name of the Indenture Trustee (the "Spread Account"). The Spread Account will be part of the Trust. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account as well as all investments made with such deposits and earnings. The Spread Account will be created with an initial deposit by WFAL on the Closing Date of an amount equal to $30,000,000 (the "Spread Account Initial Deposit"). The Spread Account will thereafter be funded by the deposit therein of any Excess Amounts in respect of each Distribution Date, until the amount on deposit in the Spread Account is at least equal to the Specified Spread Account Balance.

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of Holders of the Class A Notes and Financial Security and those amounts will be invested in Eligible Investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on that investment will be charged to the Spread Account.

     Calculation of Specified Spread Account Balance. The "Specified Spread Account Balance" will be calculated as of the last day of each month (each, a "Calculation Day") and will equal 6% of the Aggregate Scheduled Balance on such Calculation Day, except that if on any Calculation Day (i) the Charge-Off Percentage for the three calendar month period ending on that Calculation Day exceeds 4% or (ii) the Delinquency Percentage for the three calendar month period ending on that Calculation Day exceeds 2%, then the Specified Spread Account Balance shall equal 9% of the Aggregate Scheduled Balance on that Calculation Day (but only for so long as such Charge-Off Percentage or Delinquency Percentage thresholds continue to be exceeded on any subsequent Calculation Day). Notwithstanding the foregoing, in no event can the Specified Spread Account Balance be greater than $100,000,000 (10% of the Cut-off Date Aggregate Scheduled Balance) or less than $18,000,000 (the amount required by the Rating Agencies and Financial Security); provided, however, it shall not be greater than the outstanding aggregate principal amount of the Notes if such amount is less than $18,000,000. At no time after the Closing Date will the Sellers, the Master Servicer, Financial Security or any other entity be required to deposit their own funds into the Spread Account.

     The "Charge-Off Percentage" will mean, with respect to any three calendar month period, the annualized percentage equivalent of the average of the percentages of charged-off Contracts for each month in such period. For each month, the percentage of charged-off Contracts shall be the percentage equivalent of a fraction, the numerator of which is the aggregate Scheduled Balance for that month of all Contracts that have become Liquidated Contracts (as specified in clause (ii) or (iv) of the definition of Liquidated Contracts) during that month, less any Net Liquidation Proceeds received during that month (and not reflected in prior periods) with respect to those Contracts or from any Contracts charged-off in prior periods, and the denominator of which is the aggregate Scheduled Balance of all outstanding Contracts as of the end of the immediately preceding month. The "Delinquency Percentage" will mean, with respect to any three calendar month period, the average of the percentages of delinquent Contracts for each month in that period. For each month the percentage of delinquent Contracts shall be the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Scheduled Balance of all outstanding Contracts 61 days or more delinquent (after taking into account permitted extensions), plus (ii) the aggregate Scheduled Balance of all Contracts in respect of which the related Financed Vehicles have been repossessed but have not been liquidated (to the extent the related Contract is not otherwise reflected in clause (i) above), and the denominator of which is the aggregate Scheduled Balance of all outstanding Contracts, in each case on the last day of that calendar month.

     The Master Servicer may, from time to time after the date of this prospectus supplement, and with the approval of Financial Security, request the Rating Agencies to approve a formula for determining the Specified Spread Account Balance that is different from that described above and would result in a decrease in the amount of the Specified Spread Account Balance or the manner by which the Spread Account is funded. If the Rating Agencies deliver a letter to the Indenture Trustee, the Owner Trustee and Financial Security to the effect that the use of any new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any class of Class A Notes (without giving effect to the guaranty under the Class A Note Policy of payments owing to the Holders of the Class A Notes), then the Specified Spread Account Balance will be determined in accordance with such new formula. The Sale and Servicing Agreement will accordingly be amended to reflect that new calculation without the consent of any Noteholder.

WITHDRAWALS FROM THE SPREAD ACCOUNT AND UNDER THE CLASS A NOTE POLICY

     Simultaneously with the issuance of the Class A Notes, Financial Security will deliver the Class A Note Policy to the Indenture Trustee for the benefit of each Holder of the Class A Notes. Under the Class A Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Holder of the Class A Notes the full and complete payment of (i) Scheduled Payments (as defined in the prospectus under "The Note Policy") on the Class A Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. The Class B Notes will not be entitled to any benefit under the Class A Note Policy.

     On each Distribution Date on which the Class A Note Distributable Amount exceeds the amount then on deposit in the Class A Note Distribution Account, the Holders of the Class A Notes will be entitled to receive that deficiency (including amounts necessary to reduce the outstanding principal balance of a given class of Class A Notes to zero on the related Final Scheduled Distribution
Date), first, from amounts on deposit in the Spread Account and second, if those amounts are insufficient, from the payment of a claim under the Class A Note Policy.

     If the amount on deposit in the Spread Account on any Calculation Day or any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on that Distribution Date) is greater than the Specified Spread Account Balance, the Indenture Trustee will distribute any excess first, to Financial Security, to the extent of any Unreimbursed Insurer Amounts, then to WFAL until WFAL has received from the Spread Account an aggregate amount equal to the Spread Account Initial Deposit less $100,000, then to the holders of the Class B Notes to pay interest on the Class B Notes (including all accrued and unpaid interest) and principal on the Class B Notes, until the Class B Notes are paid in full and then to the Sellers (or such other holders of the Certificates) according to their certificate percentage interests.

     Upon any distributions to Financial Security, the Holders of the Class B Notes or the Sellers, the Holders of the Class A Notes will have no further rights in, or claims to, such amounts. None of the Holders of the Class A Notes, the Indenture Trustee, the Owner Trustee, the Holders of the Class B Notes, the Sellers or Financial Security will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Holders of the Class A Notes. The obligations of Financial

Security under the Class A Note Policy will not be diminished or otherwise affected by any amounts distributed to Financial Security.

TERMINATION

     The obligations of the Master Servicer, the Sellers, the Owner Trustee and Indenture Trustee pursuant to the Trust Agreement, Sale and Servicing Agreement and the Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to you of all amounts required to be paid to you pursuant to such agreements and (iii) the occurrence of the event described below.

     In order to avoid excessive administrative expenses, WFAL and WFSRC will be permitted to purchase the remaining Contracts from the Trust. If WFSRC has not previously exercised its Optional Repurchase right, it will join WFAL in the repurchase of the remaining Contracts (for which no Repurchase Premium will be due). At any Distribution Date at which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest payments due on the Rule of 78's Contracts transferred to the Trust by WFSRC is equal to or less than $100,000,000, WFAL and WFSRC may each purchase all of the Contracts then outstanding each has sold or transferred, respectively, to the Trust.

     The Owner Trustee and Indenture Trustee will give you written notice of termination at least 20 days prior to such termination. The final distribution to you will be made only upon surrender and cancellation of your Class A Notes at the office or agency of the related Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after such Trustee has attempted to locate a Holder of the Class A Notes and such measures have failed, will be distributed to a charity designated by the Master Servicer.

     Any outstanding Class A Notes will be redeemed concurrently with any Optional Purchase, and the subsequent distribution to the Sellers of all amounts required to be distributed to them pursuant to the Trust Agreement will terminate the Trust.

PREPAYMENT CONSIDERATIONS

     The following information supplements the discussion of prepayment considerations associated with the purchase of Class A Notes under "Certain Information Regarding the Securities--Prepayment Considerations" in the prospectus. No assurance can be given that the Contracts will experience any specific rate of prepayment. WFS does not maintain specific records which would suggest any difference in prepayment rate for Rule of 78's Contracts as compared with Simple Interest Contracts.

              CAPITALIZATION OF FINANCIAL SECURITY ASSURANCE INC.

     The following table sets forth the capitalization of Financial Security and its subsidiaries as of March 31, 2000 on the basis of accounting principles generally accepted in the United States:

                                                                MARCH 31, 2000
                                                              ------------------
                                                                 (UNAUDITED)
                                                                (IN THOUSANDS)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................      $  547,872
                                                                  ----------
Surplus Notes...............................................         120,000
                                                                  ----------
Minority Interest...........................................          33,914
                                                                  ----------
Shareholder's Equity:
  Common Stock..............................................          15,000
  Additional Paid-In Capital................................         841,036
  Accumulated Other Comprehensive Loss (net of deferred
     income taxes)..........................................          (3,409)
  Accumulated Earnings......................................         508,095
                                                                  ----------
  Total Shareholder's Equity................................       1,360,722
                                                                  ----------
Total Deferred Premium Revenue, Surplus Notes, Minority
  Interest and Shareholder's Equity.........................      $2,062,508
                                                                  ==========

     For further information regarding Financial Security, see the prospectus and the documents incorporated therein by reference. Financial Security's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Financial Security Assurance Holdings Ltd. ("Holdings") and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holding's website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

     Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in the prospectus as "Holdings" and which is a New York Stock Exchange listed company. Major shareholders of Holdings include White Mountains Insurance Group, Ltd., The Tokio Marine and Fire Insurance Co., Ltd. and XL Capital Ltd. On March 14, 2000, Holdings announced that it had entered into a merger agreement pursuant to which Holdings would become a wholly owned subsidiary of Dexia S.A., a publicly held Belgian corporation, subject to receipt of shareholder and regulatory approvals and satisfaction of other closing conditions. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance in France, Belgium and other European countries. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

                                  THE SELLERS

WFAL

     WFAL is a wholly owned, limited-purpose operating subsidiary of WFS which was incorporated under the laws of the State of California on October 24, 1985. The principal office of WFAL is 23 Pasteur, Irvine, California 92618. WFAL's telephone number is (949) 727-1002.

     WFAL was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from the Bank in connection with its activities as a finance subsidiary of the

Bank. Effective May 1, 1995, ownership of WFAL was transferred to WFS and it is now a limited purpose operating subsidiary of WFS. WFAL has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) authorizing, issuing, selling and delivering one or more series of obligations consisting of one or more classes of bonds or pass-through certificates collateralized by installment sales contracts and installment loans secured by vehicles, which bonds or pass-through certificates are rated in one of the four highest available categories by at least one nationally recognized statistical rating agency.

     WFAL's articles of incorporation limit its activities to the above purposes and to any activities incidental to and necessary for such purposes.

WFSRC

     WFSRC is a wholly owned, limited-purpose service operation of WFS, and was incorporated under the laws of the State of California on December 22, 1999. The principal office of WFSRC is 6655 West Sahara Avenue, Las Vegas, Nevada 83102. WFSRC's telephone number is (702) 227-8100.

     WFSRC was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from WFS in connection with its activities as a finance subsidiary of WFS. WFSRC has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) originating one or more grantor or owner trusts owning installment sales contracts and installment loans secured by vehicles.

     WFSRC's articles of incorporation limit the activities of WFSRC to the above purposes and to any activities incidental to and necessary for such purposes.

BREACH OF REPRESENTATIONS AND WARRANTIES; DEFECTIVE CONTRACT DOCUMENTATION

     In the Sale and Servicing Agreement, each Seller will make certain representations and warranties with respect to each Contract sold or transferred by it to the Trust as of the Closing Date, including but not limited to, perfection, validity, enforceability of and the absence of liens prior to the security interest granted pursuant to each Contract, title of the Trust in and to the Contracts, validity and enforceability of the Contracts as against the related Obligor, and collision and comprehensive insurance coverage related to each Financed Vehicle. If any of those representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a Contract is found to be defective or not to be contained in the Contract files, the Indenture Trustee, the Owner Trustee or Financial Security in and to that Contract, the affected Seller must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within that 90-day period, that Seller must repurchase the Contract affected by the defect at a price equal to the outstanding principal amount of that Contract plus accrued interest thereon to the last Due Date in the Due Period in which the repurchase occurs.

                                      WFS

GENERAL

     WFS Financial Inc ("WFS" or, in its capacity as Master Servicer, the "Master Servicer") is an auto finance company incorporated in California in 1988. WFS purchases contracts in both the prime and non-prime credit quality segments of the auto finance market. During the year ended

December 31, 1999 and for the quarter ended March 31, 2000, WFS purchased approximately 70% and 69% of its contracts from the prime credit quality segment and 30% and 31% from the non-prime segment. WFS purchases the majority of its contracts from franchised dealers and to a lesser extent from independent dealers. During the year ended December 31, 1999 and for the quarter ended March 31, 2000, contracts for new and used vehicles represented 24% and 76%, and 23%, and 77%, respectively, of WFS volume of contracts purchased.

     WFS is an operating subsidiary of the Bank. As an operating subsidiary, WFS is subject to regulation and supervision by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 1999 and March 31, 2000, WFS had total assets of $2.1 billion and $2.3 billion, respectively, total liabilities of $1.9 billion and $2.1 billion, respectively, and stockholders' equity of $212 million and $265 million, respectively. At December 31, 1999 and March 31, 2000, WFS' net portfolio of contracts serviced totaled approximately $5.4 billion and $5.7 billion, respectively.

     WFS' revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

BUSINESS ACTIVITIES

     WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and used car dealers and the public. WFS currently conducts its operations through its principal office and 45 production offices serving 43 states.

                                    THE BANK

GENERAL

     Western Financial Bank (the "Bank") is a federally chartered savings association. At December 31, 1999 and March 31, 2000, the Bank had total assets of $4.5 billion and $5.1 billion, total deposits of $2.2 billion and $2.2 billion and stockholder's equity of $351 million and $402 million on a generally accepted accounting principles basis. The Bank is a wholly owned subsidiary of Westcorp. Westcorp is a financial services holding company which operates principally through the Bank, its wholly owned subsidiary, and through WFS.

     As a federally chartered savings association, the Bank is subject to regulation and supervision by the OTS and the FDIC. The Bank is a member of the Federal Home Loan Bank of San Francisco.

     The principal executive office of the Bank is located at 15750 Alton Parkway, Irvine, California 92618 and its telephone number is (949) 727-1100.

BUSINESS ACTIVITIES

     The Bank provides a wide range of financial services through its community banking group which includes retail and commercial operations. Retail banking services are available through a network of 25 retail banking offices located throughout California. Commercial banking operations target selected southern California markets. The Bank maintains an ownership interest in WFS which exceeds 8.2 percent.

                                  UNDERWRITING

     Subject to certain conditions contained in an underwriting agreement (the "Underwriting Agreement"), Banc of America Securities LLC, Bear, Stearns & Co. Inc., Deutsche Banc Alex. Brown and Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriters"), for whom Banc of America Securities LLC is acting as representative (the "Representative"), have agreed to severally purchase from the Sellers, and the Sellers have jointly and severally agreed to sell to the Underwriters, the respective principal amounts of each Class of Class A Notes as set forth opposite their names below:

                              PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT
        UNDERWRITER          OF CLASS A-1 NOTES   OF CLASS A-2 NOTES   OF CLASS A-3 NOTES   OF CLASS A-4 NOTES
        -----------          ------------------   ------------------   ------------------   ------------------
Banc of America Securities
  LLC......................     $ 45,500,000         $ 68,250,000         $ 81,000,000         $ 41,500,000
Bear, Stearns & Co. Inc....       45,500,000           68,250,000           81,000,000           41,500,000
Deutsche Banc Alex.
  Brown....................       45,500,000           68,250,000           81,000,000           41,500,000
Donaldson, Lufkin &
  Jenrette Securities
  Corporation..............       45,500,000           68,250,000           81,000,000           41,500,000
                                ------------         ------------         ------------         ------------
          Total............     $182,000,000         $273,000,000         $324,000,000         $166,000,000
                                ============         ============         ============         ============

     The Sellers have been advised by the Representative that the Underwriters propose initially to offer the Class A Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at those prices less a concession not in excess of the respective amounts in the following table. The Underwriters may allow, and such dealers may reallow, a discount not in excess of the respective amounts set forth in the following table.

     After the initial public offering, the public offering prices of the Class A Notes and these concessions and discounts may be changed.

                                                               SELLING      REALLOWANCE
                           CLASS                              CONCESSION     DISCOUNT
                           -----                              ----------    -----------
Class A-1 Notes.............................................    0.080%        0.065%
Class A-2 Notes.............................................    0.110%        0.085%
Class A-3 Notes.............................................    0.120%        0.100%
Class A-4 Notes.............................................    0.175%        0.140%

     The Underwriting Agreement provides that the Underwriters' obligations thereunder are subject to approval of certain legal matters by counsel and to various other conditions. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to severally purchase all the Class A Notes offered hereby if any of the Class A Notes are purchased. In the event of a default under the Underwriting Agreement by any Underwriter, the Underwriting Agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     The Sellers and WFS have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of such transactions.

     The closing of the sale of the Class A Notes is conditioned on the placement of the Class B Notes and the issuance of the Certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus, the Sellers or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Class A Notes, including certain federal and California income tax matters, will be passed upon for the Sellers by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters. Certain legal matters relating to the Class A Note Policy will be passed upon for Financial Security by Bruce E. Stern, Esq., General Counsel, Financial Security or an Associate General Counsel of Financial Security and by Weil, Gotshal & Manges LLP, New York, New York.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 which provides a "safe harbor" for these types of statements. The forward-looking statements reflect the Sellers' current views with respect to future events and financial performance and are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The forward-looking terminology such as "believe," "expect," "may," "will," "should," "continue," and/or the negative thereof or other comparable expressions which indicate future events and trends identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Sellers undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The level of demand for contracts, which is affected by such external factors as the level of interest rates, the strength of the various segments of the economy, debt burden held by consumers and demographics of WFS' lending markets could cause actual results to differ materially from historical results or those anticipated.

                              INDEX OF DEFINITIONS

     Set forth below is a list of the capitalized terms used in this prospectus supplement and the pages on which the definitions of such terms may be found.

                TERM                  PAGE
                ----                  ----
ABS.................................  S-17
Aggregate Scheduled Balance.........  S-27
Aggregate Scheduled Balance
  Decline...........................  S-27
APR.................................  S-15
Bank................................  S-35
Base Price..........................  S-23
Business Day........................  S-22
Calculation Day.....................  S-30
Charge-Off Percentage...............  S-30
Closing Date........................  S-5
Cut-Off Date........................  S-5
Cut-Off Date Aggregate Scheduled
  Balance...........................  S-7
Defaulted Contract..................  S-28
Delinquency Percentage..............  S-30
Determination Date..................  S-26
Distribution Dates..................  S-5
Due Date............................  S-29
Due Period..........................  S-28
ERISA...............................  S-10
Event of Default....................  S-24
Excess Amounts......................  S-27
Exchange Act........................  S-4
FDIC................................  S-35
Final Scheduled Distribution Date...  S-5
Financed Vehicle....................  S-12
Financial Security..................  S-5
Indenture...........................  S-21
Indenture Trustee...................  S-5
Insurer Default.....................  S-25

                TERM                  PAGE
                ----                  ----
Interest Period.....................  S-22
Interest Rate.......................  S-6
Issuer..............................  S-5
Liquidated Contract.................  S-28
Master Servicer.....................  S-5
Monthly P&I.........................  S-29
Moody's.............................  S-6
Class A Note Distributable Amount...  S-28
Class A Note Interest Carryover
  Shortfall.........................  S-28
Class A Note Interest Distributable
  Amount............................  S-28
Class A Note Policy.................  S-8
Class A Note Principal Carryover
  Shortfall.........................  S-28
Class A Note Principal Distributable
  Amount............................  S-28
Class A Note Quarterly Interest
  Distributable Amount..............  S-29
Class A Note Quarterly Principal
  Distributable Amount..............  S-29
Class A Notes.......................  S-5
Optional Purchase...................  S-9
Optional Repurchase.................  S-8
OTS.................................  S-35
Owner Trustee.......................  S-5
Principal Distributable Amount......  S-29
Rating Agencies.....................  S-6
Record Date.........................  S-22
Repurchase Premium..................  S-23

                TERM                  PAGE
                ----                  ----
Rule of 78's Contract -- A Contract
  that provides for the payment by
  the Obligor of a specified total
  number of payments, payable in
  equal monthly installments, which
  total represents the principal
  amount financed plus add-on
  interest in an amount calculated
  by using the Rule of 78's. Under
  the Rule of 78's, the amount of a
  monthly payment allocable to
  interest on a Contract is
  determined by multiplying the
  total amount of add-on interest
  payable over the term of the
  Contract by a fraction the
  denominator of which is a number
  equal to the sum of a series of
  numbers representing the number of
  each monthly payment due under the
  Contract and the numerator of
  which for a given month is the
  number of payments remaining
  before the maturity of the
  Contract. For example, with a
  Contract providing for 12
  payments, the denominator of each
  month's fraction will be 78, the
  sum of a series of numbers from 1
  to 12. Accordingly, in the example
  of a twelve payment Contract, the
  fraction for the first payment is
  12/78, for the second payment
  11/78, for the third payment
  10/78, and so on through the final
  payment, for which the fraction is
  1/78. The applicable fraction is
  then multiplied by the total
  add-on interest payment over the
  entire term of the Contract, and
  the resulting amount is the amount
  of add-on interest earned that
  month. The difference between the
  amount of the monthly payment by
  the Obligor and the amount of
  earned add-on interest calculated
  for the month is applied to
  principal

                TERM                  PAGE
                ----                  ----
  reduction. Under the law of Texas,
  a similar procedure is permitted
  for calculating the amount of
  add-on interest earned, except the
  fraction is derived by using the
  sum of the monthly payments rather
  than the sum of the number of
  months (the "sum of the
  balances"). As a Contract using
  either the Rule of 78's or the sum
  of the balances method to compute
  interest earned is payable in
  equal monthly payments, the
  mathematical result is
  substantially identical under
  either system. Accordingly, for
  purposes of convenience, the term
  "Rule of 78's" is used herein in
  referring to Contracts with add-on
  interest regardless of which
  system is used to calculated
  interest earned.
Scheduled Balance...................  S-29
Securities..........................  S-5
Sellers.............................  S-5
Simple Interest Contract -- A
  Contract as to which interest is
  calculated each day on the basis
  of the actual principal balance of
  such Contract on such day.
Specified Spread Account Balance....  S-30
Spread Account......................  S-30
Spread Account Initial Deposit......  S-30
Standard & Poor's...................  S-6
Trust...............................  S-5
Trust Agreement.....................  S-11
Trust Property......................  S-6
UCC-1...............................  S-12
Underwriters........................  S-36
Underwriting Agreement..............  S-36
Unreimbursed Insurer Amounts........  S-27
WFAL................................  S-5
WFS.................................  S-5
WFSRC...............................  S-5

PROSPECTUS DATED MAY 24, 2000
--------------------------------------------------------------------------------
                                                  AUTO RECEIVABLE
                                                  BACKED SECURITIES, ISSUABLE IN

                                                  SERIES
WFS FINANCIAL AUTO LOANS, INC
            AND
WFS RECEIVABLE CORPORATION,
          REGISTRANTS
WFS FINANCIAL INC
MASTER SERVICER

--------------------------------------------------------------------------------

-------------------------------------------------------
YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS AS WELL AS THOSE IN THE RELATED PROSPECTUS SUPPLEMENT. These securities are automobile loan asset-backed securities issued by a trust.

The securities are not obligations of WFS Financial Auto Loans, Inc., WFS Receivables Corporation, WFS Financial Inc or any of their affiliates, nor are the securities insured by the Federal Deposit Insurance Corporation or any other governmental agency on instrumentality.

This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.
--------------------------------------------------------

THE SECURITIES TO BE SOLD:

- will be asset-backed securities issued from time to time in one or more series;

- will be backed by one or more pools of automobile loans held by the issuer;

- will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

- will have the benefit of one or more forms of credit enhancement, such as an insurance policy, overcollateralization, subordination or spread account funds.

THE ASSETS:

The assets of each issuer will consist of a pool of retail installment sales contracts secured by new or used motor vehicles, and other assets specified in the applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is May 24, 2000.

                       IMPORTANT NOTICE ABOUT INFORMATION
                          PRESENTED IN THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the related prospectus supplement.

     We have filed with the SEC a registration statement in connection with the securities being offered in this prospectus. This prospectus is a part of the registration statement but does not contain all of the information included in the registration statement. Some information in this prospectus is not complete and refers you to exhibits and schedules contained in the registration statement and to documents incorporated by reference in this prospectus. You can review and copy the registration statement at the following locations:

     - Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C.
       20549

     - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661

     - 7 World Trade Center, Suite 1300, New York, New York 10048

     - http://www.sec.gov.

     If you purchase securities you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts which back the securities.

     You should rely on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

     We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We have included cross-references to captions in this prospectus and the related prospectus supplement where you can find further related discussions. We have started with an introductory section describing each trust, and an abbreviated discussion of terms, of which some will apply to every offering while others will vary depending on the nature of the particular offering. A more complete description of terms follows the abbreviated discussion.

     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus. You can also find references to key topics in the Table of Contents.

     You can find a listing of the pages where capitalized terms are defined under the caption "Index of Definitions" beginning on page 53 of this prospectus.

     WFS, as Master Servicer, will provide without charge to each person, including any beneficial owner of Notes, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling
(949)727-1002.

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS.......    2
WHERE TO FIND INFORMATION IN THESE
  DOCUMENTS..........................    2
SUMMARY OF TERMS.....................    5
  The Parties........................    5
  The Offered Securities.............    5
  The Trust Property.................    5
  Redemption of Securities and
     Repurchase of Contracts.........    7
  Tax Status.........................    7
  ERISA Considerations...............    8
RISK FACTORS.........................    9
  Absence of Secondary Market for the
     Notes Could Limit Your Ability
     to Resell the Notes.............    9
  The Ratings of the Notes May be
     Withdrawn or Revised Which May
     Have an Adverse Effect on the
     Market Price of the Notes.......    9
  Losses on Contracts May be Affected
     Disproportionately Because of
     Geographic Concentration of
     Contracts in California.........    9
  Prepayments on the Contracts Could
     Cause You to Be Paid Earlier
     Than You Expected, Which May
     Adversely Affect Your Yield to
     Maturity........................    9
  Possession of the Contracts by WFS
     Combined with the Insolvency of
     WFS May Cause Your Payments to
     Be Reduced or Delayed...........   10
  Losses and Delinquencies on the
     Contracts May Differ From WFS'
     Historical Loss and Delinquency
     Levels..........................   10
  Noteholders Have No Recourse
     Against WFS for Losses..........   10
FORMATION OF THE TRUST...............   10
  General............................   10
  Capitalization.....................   12
  Interest Rate and Currency Swaps...   12
  Prefunding Account.................   12
  The Owner Trustee..................   13
THE CONTRACTS POOL...................   13

                                       PAGE
                                       ----
  Underwriting Procedures Relating to
     the Contracts...................   13
  Servicing of Contracts.............   15
POOL FACTORS AND TRADING
  INFORMATION........................   16
THE NOTES............................   16
  General............................   16
  Payments of Interest and
     Principal.......................   16
  Optional Repurchase of Contracts by
     WFSRC...........................   17
  Prepayment Following Optional
     Repurchase by WFSRC.............   17
  Optional Purchase..................   17
  The Indenture Trustee..............   17
  Events of Default..................   18
CERTAIN INFORMATION REGARDING THE
  SECURITIES.........................   18
  Book-Entry Registration............   18
  DTC's Year 2000 Efforts............   20
  Definitive Notes...................   20
  Payments on the Contracts..........   21
  The Accounts and Eligible
     Investments.....................   22
  Distributions on the Notes.........   23
  Payment Priorities of the Notes;
     The Spread Account..............   23
  Withdrawals from the Spread
     Account.........................   24
  Payments from the Spread Account
     and Under the Note Policy.......   24
  Statements to Noteholders..........   25
  Evidence as to Compliance..........   25
  Certain Matters Regarding the
     Master Servicer.................   26
  Servicer Default...................   27
  Rights Upon Servicer Default.......   28
  Waiver of Past Defaults............   28
  Voting Interests...................   29
  Amendment..........................   29
  List of Noteholders................   31
  No Bankruptcy Proceedings..........   32
  Termination........................   32
  The Trustees.......................   32
  Duties of the Trustees.............   33
  Administration Agreement...........   34
  Prepayment Considerations..........   34
THE NOTE POLICY......................   35
  Other Terms of the Note Policy.....   36

                                       PAGE
                                       ----
FINANCIAL SECURITY ASSURANCE INC.....   37
  General............................   37
  Reinsurance........................   38
  Ratings............................   38
  Capitalization.....................   38
  Insurance Regulation...............   38
  Sources of Additional
     Information.....................   39
THE MASTER SERVICER..................   39
  Collection of Payments.............   39
  Advances...........................   40
  Insurance on Financed Vehicles.....   40
  Servicer Determination and Reports
     to Trustees.....................   41
  Servicing Compensation.............   41
  Realization Upon Defaulted
     Contracts.......................   42
  Year 2000 Compliance...............   42
CERTAIN LEGAL ASPECTS OF THE
  CONTRACTS..........................   42
  General............................   42
  Security Interests in the Financed
     Vehicles........................   43
  Enforcement of Security Interests
     in Financed Vehicles............   44

                                       PAGE
                                       ----
  Other Matters......................   45
  Repurchase Obligation..............   46
WFAL.................................   46
WFSRC................................   46
WFS..................................   47
  General............................   47
  Business Activities................   47
FEDERAL AND CALIFORNIA INCOME TAX
  CONSEQUENCES.......................   47
  Federal Income Tax Consequences....   47
  Tax Characterization of Trusts.....   48
  Tax Consequences to Holders of the
     Notes...........................   48
  California Income Tax
     Consequences....................   50
ERISA CONSIDERATIONS.................   50
  Overview...........................   50
  Prohibited Transactions............   51
  The Notes..........................   52
PLAN OF DISTRIBUTION.................   52
LEGAL MATTERS........................   53
EXPERTS..............................   53
INDEX OF DEFINITIONS.................   54

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering, carefully read this entire document and the accompanying prospectus supplement.

THE PARTIES:

The Issuer or the Trust.......   Each series of Notes will be issued by a
                                 separate owner trust (each, a "Trust")

Sellers/Seller................   WFS Financial Auto Loans, Inc. ("WFAL") and WFS
                                 Receivables Corporation ("WFSRC") or only WFAL, as described in the related prospectus supplement

Sellers' Addresses............   WFAL: 23 Pasteur, Irvine, California 92618
                                 WFSRC: 6655 West Sahara Avenue, Las Vegas,
                                 Nevada 89102

Sellers' Telephone Numbers....   WFAL: (949) 727-1000
                                 WFSRC: (702) 227-8100

Master Servicer...............   WFS Financial Inc ("WFS")

The Insurer...................   Financial Security Assurance, Inc. ("Financial
                                 Security")

Indenture Trustee.............   See the related prospectus supplement

Owner Trustee.................   See the related prospectus supplement

THE OFFERED SECURITIES:

     We will describe in each prospectus supplement the securities we are offering at that time. The offered securities will include one or more classes of asset-backed notes. The offered securities may be senior notes or senior and subordinated notes. If senior and subordinated notes are offered, the payment of interest and principal on each subordinated class of notes will be subordinated to payments on the senior notes as described in the related prospectus supplement. Subordinated notes may be offered by a prospectus supplement in addition to senior notes, but only if the subordinated notes are rated investment grade by one or more nationally recognized statistical rating agency. Any subordinated notes not so rated will not be offered securities. All references in this prospectus to the "Notes" are to a series of senior notes, unless otherwise expressly noted.

The Notes.....................   Each Note will represent the right to receive
                                 payments of principal and interest as described in the related prospectus supplement. Payments will be made on Distribution Dates set forth in the related prospectus supplement.

THE TRUST PROPERTY:

General.......................   The property of each trust will be described in
                                 the applicable prospectus supplement. In general, trust property will include:

                                 - a pool of retail installment sales contracts
                                   and a limited number of installment loans originated by WFS, all of which are secured by new or used automobiles or light duty trucks;

                                 - an insurance policy issued by the Insurer
                                   guaranteeing all payments to be made to
                                   holders of the senior notes; and

                                 - the funds in a spread account; and

                                 - any other credit enhancement features
                                   designed to provide protection against losses on trust assets.

     THE CONTRACTS

     The Contracts will consist of

     - retail installment sales contracts secured by new and used automobiles and light duty trucks purchased by WFS from new and used car dealers,

     - retail installment loans secured by new and used automobiles and light duty trucks made by WFS to the obligors under those loans, and

     - retail installment loans secured by new and used automobiles and light duty trucks made by independent auto finance companies to the obligors under those loans, which loans have been purchased by WFS, each a "Contract" and together "the Contracts", including in each case, the right to receive the payments due thereon from on or after the Cut-Off Date specified in the related prospectus supplement.

     THE SPREAD ACCOUNT

     A Spread Account will be a segregated trust account in the name of the Indenture Trustee that will afford you some limited protection against losses on the Contracts. The Spread Account will be part of each Trust. It will be created with an initial deposit by WFAL of an amount specified in the related prospectus supplement. On any date upon which payments are to be made with respect to the Notes issued by a Trust (each such date, a "Distribution Date"), the funds that are available from the Spread Account will be distributed to you to cover any shortfalls in interest and principal required to be paid on the senior notes. Except as otherwise disclosed in a related prospectus supplement, amounts on deposit in a Spread Account will not be available to Holders of subordinated notes except to the extent distributed as excess funds from a fully funded Spread Account. The funds in the Spread Account will be supplemented on each distribution date by any available funds in the collection account remaining after making all of the payments necessary on that Distribution Date. The funds in the Spread Account will be supplemented until they are at least equal to a certain percentage, described in the related prospectus supplement, of the sum of the remaining principal balance of the Simple Interest Contracts and the present value of the remaining scheduled payments of the monthly principal and interest due on the Rule of 78's Contracts. The percentage to be applied will depend upon the loss and delinquency rate triggers in the related Sale and Servicing Agreement.

     If on the last day of any month or on any Distribution Date the amount on deposit in the Spread Account is greater than the amount required to be in that account on that date, the excess cash will be distributed first to the Insurer to the extent of any unreimbursed amounts due to it, then to WFAL until WFAL has received an amount equal to that portion of the initial WFAL deposit due to it, to the subordinated notes, if any, and finally to the Sellers in accordance with their certificate percentage interests as described in further detail in the prospectus supplement. You will have no further rights to any such excess cash once distributed.

     THE NOTE POLICY

     The Insurer will issue an insurance policy that will guarantee all payments due to the Noteholders of insured classes.

REDEMPTION OF SECURITIES AND REPURCHASE OF CONTRACTS:

     OPTIONAL REPURCHASE BY WFSRC

     If WFSRC is a seller, to the extent described in the related prospectus supplement, WFSRC may repurchase all of the Contracts it has transferred to a Trust on any Distribution Date prior to which it has given notice that it is exercising this right (an "Optional Repurchase"). If WFSRC exercises its right to repurchase, WFSRC will pay a Trust, in addition to the Scheduled Balances of and accrued but unpaid interest on the Contracts being repurchased, a premium in an amount to be specified in the related prospectus supplement.

     OPTIONAL PURCHASE

     The Sellers may purchase all of the Contracts owned by a Trust at any Distribution Date at which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's Contracts owned by the Trust is equal to or less than an amount to be specified in the related prospectus supplement (an "Optional Purchase").

     OPTIONAL REDEMPTION

     If the Sellers purchase all of the Contracts of the Trust pursuant to an Optional Purchase, each class of outstanding Notes will be redeemed in whole at a price equal to the unpaid principal amount of that class of notes plus the accrued interest on that class of notes.

     MANDATORY REDEMPTION

     The senior notes may be accelerated if an Event of Default has occurred and is continuing under the Indenture. Except as otherwise provided in the related prospectus supplement, if an Insurer Default has occurred and is continuing and an Event of Default has occurred and is continuing, the Indenture Trustee may be permitted to accelerate the senior notes. Except as otherwise provided in the related prospectus supplement, if an Event of Default has occurred and is continuing but no Insurer Default has occurred and is continuing, the Insurer may have the right (in addition to its obligation to make payments on the senior notes in accordance with the terms of the Note Policy), but not the obligation, to elect to accelerate the senior notes. If the senior notes are accelerated, the Master Servicer or the Indenture Trustee will sell or otherwise liquidate the property of the Trust and deliver the proceeds to the Indenture Trustee for distribution in accordance with the terms of the Indenture. The subordinated notes, if any, will not be accelerated but will receive any liquidation proceeds remaining after all obligations senior to the subordinated notes are paid in full.

TAX STATUS:

     In the opinion of Mitchell, Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes:

     - the Notes will be characterized as debt; and

     - the Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

     If you purchase a Note, you agree to treat it as debt for tax purposes.

ERISA CONSIDERATIONS:

     The Notes are generally eligible for purchase by employee and other benefit plans that are subject to the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), or to Section 4975 of the Code. However, administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus supplement and also should consult with their legal advisors before purchasing Notes.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of the Notes. You should also consider the risk factors set forth under the heading "Risk Factors" in the prospectus supplement.

ABSENCE OF A SECONDARY MARKET FOR THE NOTES COULD LIMIT YOUR ABILITY TO RESELL THE NOTES

     The absence of a secondary market for the Notes could limit your ability to resell them. This means that if in the future you want to sell any Notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the Notes. There currently is no secondary market for the Notes. The underwriters named in the related prospectus supplement expect to make a market in the Notes but will not be obligated to do so. There is no assurance that a secondary market for the Notes will develop. If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

THE RATINGS OF THE NOTES MAY BE WITHDRAWN OR REVISED WHICH MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF THE NOTES

     A rating agency can revise or withdraw its ratings at any time if it feels the circumstances which led to the existing ratings have changed. A revision or withdrawal of the existing rating may have an adverse effect on the market price of the related Notes.

     A security rating is not a recommendation to buy, sell or hold the Notes. The ratings are an assessment by the rating agencies of the likelihood that each class of Notes will be paid in full by the related final scheduled distribution date. The ratings do not consider to what extent the Notes will be subject to prepayment.

LOSSES ON CONTRACTS MAY BE AFFECTED DISPROPORTIONATELY BECAUSE OF GEOGRAPHIC CONCENTRATION OF CONTRACTS IN CALIFORNIA

     We anticipate that, as compared to other states, California will account for a larger percentage of the aggregate principal balance of the Contracts. Information regarding geographic concentrations is set forth in the prospectus supplement under the heading "Geographic Concentration of the Contracts". Economic conditions or other factors affecting California in particular could adversely affect the losses on the Contracts.

PREPAYMENTS ON THE CONTRACTS COULD CAUSE YOU TO BE PAID EARLIER THAN YOU EXPECTED, WHICH MAY ADVERSELY AFFECT YOUR YIELD TO MATURITY

     The yield to maturity of the Notes may be adversely affected by a higher or lower than anticipated rate of prepayments on the Contracts. If you purchase a Note at a premium, and the Note pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a Note at a discount and the Note pays principal more slowly than you expected, your yield will be lower than you anticipated. The Contracts may be prepaid in full or in part at any time. We cannot predict the rate of prepayments of the Contracts, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence of the related vehicles, prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a Trust will experience. Your Notes could be subject to optional or mandatory redemption features, exposing you to investment risk. One or more classes of Notes may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the Contracts or the Notes is less than a specified amount or percentage. Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your Notes. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

POSSESSION OF THE CONTRACTS BY WFS COMBINED WITH THE INSOLVENCY OF WFS MAY CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED

     Any insolvency by WFS while in possession of the Contracts may result in competing claims to ownership or security interests in the Contracts which could result in delays in payments on the Notes, losses to securityholders or the repayment of the Notes. In addition, if a Seller, the servicer, or a third party while in possession of the Contracts, sells or pledges and delivers them to another party, that party could acquire an interest in the Contracts with priority over the Trustee's interest. This could result in delays in payments on the Notes, losses to you or the repayment of the Notes.

LOSSES AND DELINQUENCIES ON THE CONTRACTS MAY DIFFER FROM WFS' HISTORICAL LOSS AND DELINQUENCY LEVELS

     We cannot guarantee that the delinquency and loss levels of the contracts in the Trust will correspond to the historical levels WFS experienced on its loan and vehicle portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

     - Changes in underwriting standards; or

     - Changes in the local, regional or national economies.

NOTEHOLDERS HAVE NO RECOURSE AGAINST WFS FOR LOSSES

     There is no recourse against WFS. The Notes represent obligations solely of the Trust or debt secured by the trust property. No Notes will be guaranteed by WFS, WFAL, WFSRC or the applicable trustee. Consequently, if payments on the Contracts, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from WFS, WFAL, WFSRC or the applicable trustee.

                             FORMATION OF THE TRUST

GENERAL

     Each Trust will be a business trust formed for the transaction described in this prospectus under the laws of the State of Delaware pursuant to a trust agreement which will be amended and restated on a date to be specified in the related prospectus supplement (the "Trust Agreement"). After its formation, the Trust will only engage in the following activities:

     - acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom;

     - issuing the Notes to investors (which may include affiliates of WFS, WFAL and WFSRC);

     - issuing Certificates to Sellers or their affiliates;

     - making payments on the Notes and Certificates; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

     On the date the Notes are initially issued (the "Closing Date"), the Sellers, WFAL and WFSRC, will individually or jointly establish the Trust (as described in greater detail in the related prospectus supplement), to which the Contracts will be sold. WFAL will sell and assign a percentage of the Contracts directly to the Trust, and the remaining Contracts will be transferred to WFSRC, which will then transfer and assign those Contracts to the Trust. The percentage of Contracts to be sold to the Trust through WFSRC will be specified in the related prospectus supplement and will range from zero percent to one hundred percent. The Sellers will receive Certificates representing their beneficial interest in the assets of the Trust. All classes of subordinated notes will be subordinated to all classes of senior notes and the Certificates will be subordinate to the Notes.

     WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement, or may employ one or more Subservicers as custodians. In order to protect the Trust's ownership interest in the Contracts, the Trust's interest in the Contracts will be perfected by filing UCC-1 financing statements in the State of California to give notice of the Trust's ownership of the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to the Sellers or the Trust. See "Certain Legal Aspects of the Contracts".

     Simultaneously with the issuance of the Notes, the Insurer will issue a policy (the "Note Policy") to the Indenture Trustee for the benefit of the Holders of the senior notes, except as otherwise disclosed in the related prospectus supplement. Under the Note Policy, the Insurer will unconditionally and irrevocably guarantee to the related Holders of each class of insured notes full and complete payment of the Scheduled Payments for each Distribution Date. The Insurer will have a lien on the Contracts and other documents relating to the Contracts subordinate to the interest of the Holders of the Notes, which lien cannot be executed upon until all required payments under the Note Policy have been made. Detailed information about the Note Policy and the Insurer are set forth under the headings "The Note Policy" and "Financial Security Assurance Inc.".

     On and after the Closing Date, the property of the Trust will consist of:

     - Contracts secured by new or used automobiles and light duty trucks (the "Financed Vehicles");

     - principal and interest due under the Contracts on and after a date to be specified in the prospectus supplement (the "Cut-Off Date");

     - security interests in the Financed Vehicles;

     - the Note Policy;

     - amounts on deposit in the Collection Account, the Note Distribution Account, the Spread Account and the Holding Account, including all Eligible Investments therein and all income from the investment of funds therein and all proceeds therefrom;

     - proceeds from claims under certain insurance policies in respect of individual Financed Vehicles or obligors under the Contracts (the "Obligors"); and

     - rights as a third party beneficiary under the sale and servicing agreement (the "Sale and Servicing Agreement"), among the Trust, the Sellers and the Master Servicer.

     Pursuant to the Indenture, the property of the Trust (other than the Note Distribution Account and the Note Policy) will be held by the Master Servicer for the benefit of the Indenture Trustee on behalf of the holders of the Notes and the Insurer.

     After the sale and assignment of the Contracts to the Trust, WFS as Master Servicer must repurchase Contracts only if:

          (a) one of the following occur:

        - any representation or warranty made by WFS is incorrect;

        - WFS breaches its obligations under the Sale and Servicing Agreement regarding collection of payments on the Contracts; or

        - WFS fails to maintain the Trust's first priority perfected security interest in each Contract;

          (b) such incorrectness or breach listed in (a) above is not cured within 30 days; and

          (c) that incorrectness or breach materially and adversely affects a Contract.

     See "The Master Servicer."

CAPITALIZATION

     Each prospectus supplement sets forth further details regarding the capitalization of the Trust.

INTEREST RATE AND CURRENCY SWAPS

     The Trust may include a derivative arrangement for any series or class of Notes. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. The related prospectus supplement will contain further details regarding any such arrangement.

PREFUNDING ACCOUNT

     The amount of Notes issued by a particular Trust may exceed the Aggregate Scheduled Balance of the Contracts sold to that Trust. If so, the difference will be placed in a cash account (the "Prefunding Account"). The Prefunding Account will be used to purchase additional Contracts by the Trust. The Prefunding Account will not exceed 25% of the principal amount of the Notes sold by a Trust. The related prospectus supplement will contain further details regarding the Prefunding Account, if any.

THE OWNER TRUSTEE

     The Owner Trustee will have the rights and duties set forth herein under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees". Each prospectus supplement will contain further information regarding the Owner Trustee.

                               THE CONTRACTS POOL

     Each Contract is a retail installment sales contract or installment loan originated by a new or used car dealer or an auto finance company. Most of the Contracts will be purchased by WFS from new and used car dealers; however, a limited number of Contracts may be installment loans originated by branch offices or affiliates of WFS directly to consumers or by other independent auto finance companies which loans are then sold to WFS. Each Contract is secured by a Financed Vehicle. Except as otherwise noted, all references herein to contracts include installment loans.

     WFS will select the Contracts from its portfolio of fixed-interest rate contracts which are secured by new and used automobiles or light duty trucks. The Contracts are underwritten and purchased by WFS in the ordinary course of its business operations. Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's or the simple interest (actual number of days) method. The amortization of the Rule of 78's Contracts will result in the outstanding principal balance on each of those Contract being in excess of the Scheduled Balance of that Contract. For purposes of the Trust, all Rule of 78's Contracts are amortized on an actuarial basis to prevent shortfalls of principal payments on the Notes. As amortization on an actuarial basis produces a faster amortization than does application of the Rule of 78's, there will not be a shortfall of principal in any event, including as a result of prepayments or timely payment to maturity of a Rule of 78's Contract.

     The prospectus supplement sets forth details regarding the percentage of Contracts which are Rule of 78's Contracts and the percentage of Contracts which are Simple Interest Contracts. Each prospectus supplement also will contain details regarding the distribution of Contracts by APR, the geographic concentration of the Contracts, and the percentage of Contracts relating to new and used vehicles.

UNDERWRITING PROCEDURES RELATING TO THE CONTRACTS

     WFS and its predecessors and affiliates have underwritten and purchased contracts since 1973. The discussion herein regarding contracts is applicable to the Contracts and none of the Contracts included in the Trust Property will have been underwritten under special financing programs. WFS purchases contracts across the full spectrum of the prime and non-prime credit quality market. It offers competitive rates commensurate with the risks inherent in its obligors' ability to make payments under their contracts.

     Substantially all contracts are nonrecourse to the originating dealer or lender. In the case of new vehicle contracts, the original amount financed does not exceed the sum of the dealer's cost, taxes, license fees, service warranty cost and, if applicable, premiums for credit life or credit disability insurance, and in some cases, miscellaneous costs. Over-advances (i.e., advances in excess of the amount specified in the previous sentence) may be made under certain circumstances to assist a dealer in selling an automobile or light duty truck by permitting a lower down payment, and in some cases no down payment, based on the creditworthiness of the applicant. For used vehicles, the amount financed does not exceed the wholesale "blue book" value for the vehicle plus the related expenses and the over-advances just described. WFS does not have a fixed maximum amount financed as a percentage of the wholesale or retail value of the financed vehicle. Any amount financed in excess of the wholesale value of the financed vehicle is dependent upon the creditworthiness of the applicant. WFS believes that, with respect to substantially all contracts, the total amount financed, including any over-advance, does not exceed the retail value of the financed vehicle.

     Each contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined generally on the basis of the sum of the digits (also known as the Rule of 78's), or on a simple interest basis otherwise. WFS does not have minimum maturity requirements; however, contracts with maturities of less than three years are seldom purchased or made due to low customer demand.

     The underwriting process begins when an application is faxed to WFS' centralized data entry center. WFS' data entry group enters the applicant information into its front-end underwriting computer system. Once the application has been entered, the computer system will automatically obtains credit bureau information on the applicant which is then routed through one of WFS' multiple proprietary credit scorecards.

     WFS uses credit scoring to differentiate credit applicants and to rank order credit risk in terms of expected default probabilities, which enables WFS to tailor contract pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default; therefore, WFS would structure and price the transaction to compensate for this higher default risk. Multiple scorecards are used to accommodate the full spectrum of contracts WFS purchases. In addition to a credit score, the system will highlight certain aspects of the credit application which have historically impacted the creditworthiness of the borrowers.

     Given the different risk characteristics of the contracts WFS acquires, WFS has separate credit analysts who specialize in reviewing either prime or non-prime contracts. Credit analysts are responsible for properly structuring and pricing deals to meet WFS' risked-based criteria. Credit analysts review the information, structure and price of an application and make a determination whether to approve or decline it, or make a counteroffer to the dealer. Each credit analyst's lending levels and approval authorities are established based on the individual's credit experience and portfolio performance, credit manager audit results and quality control review results. Higher levels of approvals are required for higher credit risk and are controlled by system driven parameters and limits. System driven controls include limits on interest rates, contract term, contract advances, payment to income ratios, debt to income ratios, collateral values and low side overrides.

     Once adequate approval has been received, the computer system automatically sends a fax back to the dealer with WFS' credit decision, specifying approval, denial or conditional approval based upon modification to the transaction such as increase in down payment, reduction of term, or the addition of a co-signer. As part of the approval process, the system or the credit analyst may require that some of the information be verified, such as income, employment, residence or credit history of the applicant. The system increases efficiency by automatically denying approval in certain circumstances without additional underwriting being performed. These automated notices are controlled by parameters set by WFS to be consistent with WFS' credit policy.

     If the dealer and obligor accept the terms of the approval, the dealer is required to deliver the necessary documentation for each contract to the appropriate office. The operations group audits such documents for completeness and consistency with the application, providing final approval and funding of the contract. A direct deposit is made or a check is prepared and is promptly sent to the dealer for payment. The dealer's proceeds include an up-front dealer participation paid to the dealer for consideration of the acquisition of the contract. The completed contract file is then forwarded to the records center for imaging.

     Under the direction of WFS' Credit Pricing Committee, the Chief Credit Officer of WFS oversees credit risk management, sets underwriting policy, monitors contract pricing and tracks compliance to underwriting policies and re-underwrites select contracts. If re-underwriting statistics are unacceptable, all monthly and quarterly incentives. are forfeited by the office that originated the contracts. WFS' internal quality control group reviews contracts, on a statistical sampling basis, to ensure adherence to established lending guidelines and proper documentation requirements. Credit managers, within each regional business center, provide direct management oversight to each credit analyst. In addition, the Chief Credit Officer provides oversight management to ensure that all credit managers analysts are following overall corporate guidelines.

     Contracts purchased from independent auto finance companies are fully underwritten by WFS in the same manner and to the same criteria as contracts originated by WFS. WFS purchases contracts from independent auto finance companies only after WFS has completed a thorough review of the business practices and lending criteria applied by that independent auto finance company and WFS has entered into a written agreement with that company. The written agreement contains representations and warranties as to the contracts no less broad than those made by WFS or the Sellers in the Sale and Servicing Agreement as to a related Trust.

SERVICING OF CONTRACTS

     WFS services all of the contracts WFS purchases or originates, both those held by WFS and those sold in securitization transactions. The servicing process includes the routine collection and processing of payments, responding to borrower inquiries, maintaining the security interest in the vehicle, maintaining physical damage insurance coverage and repossessing and selling collateral when necessary.

     WFS uses monthly billing statements to serve as a reminder to borrowers as well as an early warning mechanism in the event a borrower has failed to notify WFS of an address change. Approximately 15 days before a borrower's payment is due, WFS mails a billing statement directing the borrower to mail payments to WFS' lockbox address. Payments received in the mail or through WFS' offices are processed by WFS' remittance processing center using state of the art lockbox equipment. To expedite the collection process, WFS accepts payments from borrowers through automated payment programs, direct debits and third party payment processing services. WFS' customer service center uses interactive voice response technology to answer routine account questions and route calls to the appropriate service counselor.

     WFS' fully integrated servicing and collections system automatically forwards accounts based on estimated likelihood of default and delinquency status to WFS' automated dialers or to WFS' collection centers throughout the country. Borrowers who are past due initially receive a call from a collector queued by WFS' automated telephone dialing system. If the system is unable to reach a borrower within a specified number of days or if the account is more than 30 days delinquent, the account is forwarded to a collection specialist within the office that originated the contract. This process balances the efficiency of centralized collection efforts with the effectiveness of decentralized personal collection efforts. WFS' systems also track delinquencies and chargeoffs, monitor the performance of WFS' collection associates and forecast potential future delinquency. To assist in the collections process, WFS can access original documents through WFS' imaging system which stores all the documents related to each contract. WFS limits deferments to a maximum of three deferments over the life of the contract and rarely rewrite contracts.

     If satisfactory payment arrangements are not made, the vehicle is generally repossessed within 60 to 90 days of the date of delinquency, subject to compliance with applicable law. WFS uses independent contractors to perform repossessions. The vehicle remains in WFS' custody generally for 15 days, or longer if required by local law, to provide the obligor the opportunity to redeem the contract. If after the redemption period the delinquency is not cured, WFS writes down the vehicle to fair value and reclassifies the contract as a repossessed asset. After the redemption period expires, WFS prepares the vehicle for sale. WFS sells substantially all repossessed vehicles through wholesale auto auctions. WFS does not provide the financing on repossessions sold. WFS uses regional remarketing departments to sell WFS' repossessed vehicles. Once the vehicle is sold, any remaining deficiency balances are then charged off.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a six-digit decimal which the Master Servicer will compute prior to each Distribution Date indicating the unpaid principal amount of each class of Notes, after giving effect to payments to be made on that Distribution Date, as a fraction of the initial outstanding principal amount of that class of Notes. Each Note Pool Factor will be 1.000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes. A Noteholder's portion of the aggregate outstanding principal amount of the related class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination.

     The Noteholders will receive reports on or about each Distribution Date concerning payments received on the Contracts, the Aggregate Scheduled Balance, each Note Pool Factor and various other items of information. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Noteholders".

                                   THE NOTES

GENERAL

     Each Trust will issue one or more classes of Notes pursuant to the terms of an indenture (the "Indenture"). You can obtain a copy of the Indenture (without exhibits) by writing to the Indenture Trustee at its corporate trust office set forth in the related prospectus supplement. The following summary and the information contained under "Certain Information Regarding the Securities" describes certain terms of the Indenture and the Notes, but does not purport to be complete. You should review the applicable prospectus supplement, the provisions of the Notes and the Indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms) are incorporated by reference as part of such summaries.

PAYMENTS OF INTEREST AND PRINCIPAL

     The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series, including the final distribution date for each class of Notes (each, a "Final Scheduled Distribution Date"). In particular, interest and/or principal may be paid at different intervals, for example, monthly, quarterly, or semi-annually. Interest may be payable on either a fixed or floating rate basis. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. The rights of Holders of subordinated notes, will be subordinated to the rights of the Notes

OPTIONAL REPURCHASE OF CONTRACTS BY WFSRC

     If WFSRC is a seller, as described in the related prospectus supplement, it will have an Optional Repurchase right as to the Contracts it has transferred to a Trust. If WFSRC exercises its Optional Repurchase right, WFSRC will pay the Trust a repurchase premium in an amount to be specified in the related prospectus supplement.

PREPAYMENT FOLLOWING OPTIONAL REPURCHASE BY WFSRC

     If WFSRC exercises its Optional Repurchase right as described above, except as otherwise disclosed in the related prospectus supplement:

     - the amount received upon repurchase equal to the Scheduled Balances of the repurchased Contracts will be treated as other collections on the Contracts and distributed to the Noteholders in the order of priority specified in the related prospectus supplement in addition to the distributions to which the Noteholders would then otherwise be entitled to receive,

     - the amount received equal to the prepayment premium will be distributed by the Trust on a pro rata basis to all classes of Notes then outstanding based upon the principal amount of each such class outstanding following all other payments made on the Distribution Date on which the distribution occurs other than the amount paid equal to the Scheduled Balances of the repurchased Contracts, and

     - the repurchased Contracts will be transferred back to WFSRC and will no longer be assets of the Trust.

The effect of the exercise by WFSRC of its optional right to repurchase all of the Contracts it has sold to a Trust will be a reduction of the average life of each class of Notes outstanding at the time the Optional Repurchase occurs. The extent of that reduction will be a function of when, following the Closing Date, the repurchase occurs. The reduction will be greater the sooner after the Closing Date the repurchase occurs.

OPTIONAL PURCHASE

     Each Class of outstanding Notes may be subject to redemption, on terms set forth in the applicable prospectus supplement. An Optional Purchase may occur on any distribution date at which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's Contracts owned by the Trust is equal to or less than an amount to be specified in the applicable prospectus supplement.

THE INDENTURE TRUSTEE

     The Indenture Trustee will have the rights and duties set forth under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees". Each prospectus supplement will contain further information regarding the Indenture Trustee.

EVENTS OF DEFAULT

     With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, "Events of Default" under each Indenture will occur if:

          (1) the Trust fails to pay any interest on the Notes of any class within 5 days after the interest payment becomes due and payable;

          (2) the Trust fails to pay any principal of the Notes of any class when it becomes due and payable;

          (3) the Indenture Trustee notifies the Trust, or if the holders of Notes evidencing at least 25% of the voting interests of all the Notes, notifies the Trust or the Indenture Trustee that one of the following events has occurred, and continues for a period of 30 days after the notice is given:

        - the Trust fails to observe or perform any covenant or agreement it made in the Indenture; or

        - the representations or warranties made by the Trust in the Indenture or in any certificate delivered pursuant to or in connection with the Indenture was incorrect in a material respect at the time it was made; or

          (4) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Trust occur (each, a "Trust Insolvency").

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     The Depository Trust Company ("DTC"), New York, New York, will act as securities depository for each class of senior notes. Each class of senior notes will be issued as fully registered securities registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring a beneficial interest in the senior notes (each, an "Owner") will be entitled to receive Definitive Notes representing such person's beneficial ownership interest in the related senior notes except in the event that Definitive Notes are issued under the limited circumstances described herein. It is anticipated that the only Holders of the senior notes will be Cede, as nominee of DTC. Owners will not be recognized by the Indenture Trustee as "Holders," as such term will be used in the Indenture. Owners will only be permitted to exercise the rights of Holders indirectly through DTC and its Participants, as further described below. It is anticipated that subordinate notes will be issued as Definitive Notes, unless otherwise disclosed in the related prospectus supplement.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participating members ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including, except as otherwise set forth in the prospectus supplement, the underwriters named therein), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, senior notes may do so only through Participants and Indirect Participants. Participants will receive a credit for the related senior notes on DTC's records. The ownership interest of each Owner will in turn be recorded on the respective records of Participants and Indirect Participants. Owners will not receive written confirmation from DTC of their purchase, but Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Owner entered into the transaction. Transfers of ownership interests in the senior notes will be accomplished by entries made on the books of Participants acting on behalf of the related Owners.

     To facilitate subsequent transfers, all senior notes deposited by Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of senior notes with DTC and their registration in the name of Cede will not change beneficial ownership. DTC will have no knowledge of the actual Owners and its records will reflect only the identity of the Participants to whose accounts such senior notes are credited, which may or may not be the ultimate Owners. Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC's practice is to credit Participants' accounts on each Distribution Date in accordance with their respective holdings of senior notes as shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by Participants and Indirect Participants to Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant or Indirect Participant and not of DTC, the Indenture Trustee, the Owner Trustee, the Insurer or the Sellers, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the senior notes and any premium to DTC will be the responsibility of the related Trustee, disbursement of such payments to Participants will be the responsibility of DTC and disbursement of such payments to Owners will be the responsibility of Participants and Indirect Participants. As a result, under the book-entry format, Owners may experience some delay in their receipt of payments. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an Owner to pledge senior notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such senior notes, may be limited due to the lack of a physical certificate for such senior notes.

     Neither DTC nor Cede will consent or vote with respect to the senior notes. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Indenture Trustee or the Owner Trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those Participants to whose accounts the related Notes will be credited on that record date (identified in a listing attached to the Omnibus Proxy).

     None of the Master Servicer, the Sellers, the Insurer, the Indenture Trustee or the Owner Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the senior notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DTC'S YEAR 2000 EFFORTS

     We believe that DTC has not experienced any "Year 2000 Problems." DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter Year 2000 Problems. DTC has informed its Participants and other members of the financial community that it has developed and has implemented a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan included a testing phase, which was completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has indicated that it has contacted (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

DEFINITIVE NOTES

     Physical certificates representing the subordinated notes or any class of senior notes not held in book-entry form ("Definitive Notes") will be issued to the related Owners rather than to DTC, only if:

     - DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Notes, and neither the Indenture Trustee nor the Administrator is able to locate a qualified successor;

     - the Administrator, at its option, elects to terminate the book-entry system with respect to the related senior notes through DTC;

     - after an Event of Default or Servicer Default, Holders of the senior notes evidencing 51% or more of the voting interests of all senior notes advise the related Trustee through DTC and its Participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the related Owners; or

     - the class of Notes is subordinated and the issuer elects not to utilize DTC.

     Upon the occurrence of any of the first three events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify the related Owners, through Participants, of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates representing all senior notes of any affected class and the receipt of instructions for re-registration, such Trustee will issue Definitive Notes to the related Owners, who thereupon will become Noteholders for all purposes of the Indenture or the Trust Agreement, respectively.

     Distributions on the Definitive Notes will thereafter be made by the related Trustee directly to holders of such Definitive Notes in accordance with the procedures described herein and to be set forth in the Indenture. Interest payments and any principal payments on the Notes on each Distribution Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the Record Date with respect to such Distribution Date. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the Indenture. The final payment on any Notes (whether Definitive Notes or Notes registered in the name of Cede), however, will be made only upon presentation and surrender of such Notes at the office or agency specified in the notice of final distribution to Noteholders. The Indenture Trustee will mail such notice to registered Holders of the Notes within five Business Days of receipt from the Master Servicer of notice of termination of the Trust.

     Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee (or any security registrar appointed thereby), as will be set forth in the Indenture, as the case may be. No service charge will be imposed for any registration of transfer or exchange, but such Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

PAYMENTS ON THE CONTRACTS

     All Net Collections on or in respect of the Contracts will be deposited in or credited to the Collection Account or, in limited instances, the Holding Account. "Net Collections" will include all payments received by the Master Servicer on or in respect of the Contracts due on or after the Cut-Off Date, net of late payments in respect of which the Master Servicer has previously made an Advance or reimbursement to the Master Servicer for Nonrecoverable Advances. Net Collections will include:

          (a) prepayments, Net Liquidation Proceeds and Net Insurance Proceeds;

          (b) any amounts deposited in the Collection Account by:

           - a Seller to purchase Contracts (including, if WFSRC is a Seller, the Scheduled Balances of Contracts repurchased in connection with an Optional Repurchase), or

           - the Master Servicer to purchase Contracts; and

          (c) any Advances that may be made by the Master Servicer in respect of delinquent Contracts.

     "Net Liquidation Proceeds" will be proceeds received by the Master Servicer (net of Liquidation Expenses) upon liquidation of a defaulted Contract. "Liquidation Expenses" will be the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Master Servicer in realizing upon a defaulted Contract. "Net Insurance Proceeds" will be proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance related to a Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released to the related Obligor in accordance with normal servicing procedures), after reimbursement to the Master Servicer of expenses recoverable under such insurance policy.

     Subject to the remainder of this paragraph, distributions on the senior notes will be made on each Distribution Date out of Net Collections for the related Due Period plus certain reinvestment earnings on Eligible Investments and any Advance made by the Master Servicer as described under "The Master Servicer -- Advances". The amount of those Net Collections, reinvestment earnings and Advances on each Distribution Date will be applied as described under "Certain Information Regarding the Securities -- Distributions on the Notes". Amounts, to the extent available, will be withdrawn from the Spread Account to cover any shortfalls in distributions to Holders of the senior notes. Except as otherwise disclosed in the related prospectus supplement, under the Note Policy, the Insurer will be obligated to provide for distribution on the senior notes on each Distribution Date the amount, if any, by which the amount of Net Collections and funds available in the Spread Account is less than the sum of the interest and principal due on the senior notes for that Distribution Date and will be obligated to provide for the payment of Scheduled Payments on each class of senior notes on its respective final scheduled distribution date. Distributions to Holders of subordinated notes will be made in the manner described in the related prospectus supplement.

THE ACCOUNTS AND ELIGIBLE INVESTMENTS

     General. All net collections received by the Master Servicer on or in respect of the Contracts and any Advances made by the Master Servicer will be deposited in or credited to the Collection Account or, in certain limited instances, the Holding Account. All amounts paid under the Note Policy will be deposited in or credited to the Collection Account. On each Distribution Date, the Indenture Trustee will distribute the amounts on deposit in the Collection Account with respect to such Distribution Date to the Note Distribution Account. All payments to Holders of the senior notes will be made from the Note Distribution Account.

     The Collection Account. The Master Servicer will cause all collections made on or in respect of the Contracts during a Due Period (other than amounts to be deposited in the Holding Account as described below) to be deposited in or credited to an account (the "Collection Account") to be established by the Master Servicer under the Sale and Servicing Agreement. The collections deposited will be net of late payments in respect of which the Master Servicer has previously made an Advance and reimbursements to it for Nonrecoverable Advances. The Collection Account may, upon prior written approval of the Insurer, be an uninsured general ledger account or a deposit account at Western Financial Bank, the parent of WFS (the "Bank"). Funds in the Collection Account will be invested in a reinvestment contract (the "Reinvestment Contract") under which the Bank and WFS Financial Auto Loans 2, Inc., a subsidiary of WFS, will be the obligors, so long as the Reinvestment Contract is an Eligible Investment as described below. The reinvestment earnings on the Reinvestment Contract for each Distribution Date will be equal to the amount, if any, by which the related payment of interest for that Distribution Date exceeds the aggregate amount of interest accrued on the Contracts during the related Due Period. If the Reinvestment Contract does not qualify as an Eligible Investment, the Indenture Trustee shall invest the funds on deposit in the Collection Account in one or more other Eligible Investments. Payments under the Reinvestment Contract will be deposited in the Collection Account no later than the Business Day immediately preceding each Distribution Date.

     If an Event of Default under the Sale and Servicing Agreement has occurred and is continuing, funds in the Collection Account eligible to be invested in Eligible Investments will be invested at the direction of the Indenture Trustee. "Eligible Investments" will be specified in the Sale and Servicing Agreement and will be limited to investments which meet the criteria of the rating agencies as being consistent with their then-current ratings of the senior notes. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the Collection Account.

     Note Distribution Account. The Master Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the Holders of the senior notes, in which amounts released from the Collection Account for distribution to Holders of the senior notes will be deposited and from which all distributions to Holders of the senior notes will be made (the "Note Distribution Account").

     The Holding Account. The Master Servicer will establish an account (the "Holding Account") into which it will deposit during each Due Period payments on Rule of 78's Contracts that are due in one or more subsequent Due Periods. Funds in the Holding Account due in the next Due Period will be transferred to the Collection Account immediately after the next succeeding Distribution Date.

DISTRIBUTIONS ON THE NOTES

     Beginning on the Distribution Date specified in the applicable prospectus supplement, payments of principal of and interest (or, where applicable, of principal or interest only) on each class of senior notes entitled thereto will be made by the applicable Indenture Trustee to the Holders of the senior notes. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Notes and the effect of subordination of any subordinated notes will be set forth in the applicable prospectus supplement.

     With respect to each Trust, on each Distribution Date, collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Holders of the senior notes to the extent provided in the applicable prospectus supplement. Credit enhancement, including the Note Policy and amounts on deposit in the Spread Account, will be available to cover any shortfalls in the amount available for payment to the Holders of the senior notes on that date to the extent specified in the applicable prospectus supplement. As more fully described in the related prospectus supplement:

          1. payments of principal of a class of Notes of a given series will be subordinate to payments of interest on that class;

          2. payments in respect of one or more classes of Notes may be subordinated to payments in respect of other classes of Notes of the same series; and

          3. payments in respect of one or more classes of subordinated notes may be subordinated to payments on senior notes.

PAYMENT PRIORITIES OF THE NOTES; THE SPREAD ACCOUNT

     General. The rights of the Noteholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer (to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing Fees), the Trustees (to the extent the Trustees and such other entities have not received all Trust fees and expenses payable to them) and the Insurer (to the extent of any amounts due but unreimbursed). In addition, the rights of the Noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- Distributions on the Notes -- Deposits to the Distribution Account; Priority of Payments," to the extent described above. Such priorities and subordination are intended to enhance the likelihood of timely receipt by Holders of classes of senior notes with a higher priority of the full amount of interest and principal required to be paid to them, and to afford such Noteholders limited protection against losses in respect of the Contracts.

     The Spread Account. In the event of delinquencies or losses on the Contracts, the foregoing protection will be effected both by the right of the Holders of the senior notes to receive current distributions with respect to the Contracts and by the establishment of a segregated trust account in the name of the Indenture Trustee (the "Spread Account"). A Spread Account will be part of each Trust. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account as well as all Eligible Investments made with such deposits and earnings. The Spread Account will be created with an initial deposit by WFAL on the Closing Date in an amount to be specified in the prospectus supplement (the "Spread Account Initial Deposit"). The Spread Account will thereafter be funded by the deposit therein of any amounts in respect of each Distribution Date not required to be paid to any other party, until the amount on deposit in the Spread Account is at least equal to the Specified Spread Account Balance. Except as otherwise disclosed in the related prospectus supplement, amounts on deposit in a Spread Account will not be available to Holders of subordinated notes except to the extent distributed as excess funds from a fully funded Spread Account.

     Amounts held from time to time in the Spread Account will be invested in Eligible Investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on that investment will be charged to the Spread Account.

     Calculation of Specified Spread Account Balance. The "Specified Spread Account Balance" will be calculated as described in the related prospectus supplement.

WITHDRAWALS FROM THE SPREAD ACCOUNT

     Amounts held from time to time in the Spread Account will be held for the benefit of the Noteholders and the Insurer. On each Distribution Date, funds will be withdrawn from the Spread Account to the extent that the amount on deposit in the Note Distribution Account is less than the Note Distributable Amount and will be deposited in the Note Distribution Account. See "Certain Information Regarding the Securities -- Withdrawals from the Spread Account" in the related prospectus supplement.

     If the amount on deposit in the Spread Account on any Calculation Day or any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on that Distribution Date) is greater than the Specified Spread Account Balance, the Indenture Trustee will distribute any excess first, to the Insurer, to the extent of any amounts due but unreimbursed, then to WFAL until WFAL has received from the Spread Account an aggregate amount equal to that portion of the Spread Account Initial Deposit due to it and thereafter as described in the related prospectus supplement which, except as otherwise provided in the prospectus supplement relating to a series in which subordinated notes are issued, will include payments on the subordinated notes.

     Upon any distributions to the Insurer or either Seller, the Noteholders will have no further rights in, or claims to, such amounts. None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Sellers or the Insurer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders. The obligations of the Insurer under the Note Policy will not be diminished or otherwise affected by any amounts distributed to the Insurer.

PAYMENTS FROM THE SPREAD ACCOUNT AND UNDER THE NOTE POLICY

     On each Distribution Date on which the Note Distributable Amount exceeds the amount then on deposit in the Note Distribution Account, the holders of senior notes will be entitled to receive that deficiency (including amounts necessary to reduce the outstanding principal balance of a given Class of senior notes to zero on the related Final Scheduled Distribution Date), first, from amounts on deposit in the Spread Account, and if those amounts are insufficient, then from the payment of a claim under the Note Policy.

STATEMENTS TO NOTEHOLDERS

     On or prior to each Distribution Date, you will be provided with a statement prepared by the Master Servicer (the "Statement to Noteholders") setting forth with respect to the Distribution Date or related Due Period, as applicable, among other things, the following information:

          (i) the amount of the Noteholder's distribution allocable to principal (stated separately for each class of Notes);

          (ii) the amount of the Noteholder's distribution allocable to interest (stated separately for each class of Notes);

          (iii) the Aggregate Scheduled Balance as of the close of business on the last day of the related Due Period;

          (iv) the amount of the Servicing Fee paid to the Master Servicer with respect to the related Due Period;

          (v) the amount of any Note Interest Carryover Shortfall, Note Principal Carryover Shortfall, on that Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

          (vi) the Note Pool Factor for each class of Notes as of that Distribution Date;

          (vii) the balance on deposit in the Spread Account on that Distribution Date, after giving effect to distributions made on that Distribution Date, and the change in that balance from the immediately preceding Distribution Date; and

          (viii) if applicable, following an Optional Repurchase, the amount of Base Price and Repurchase Premium payable.

     Each amount set forth pursuant to subclauses (i), (ii), (iv), (v) and
(viii) above with respect to a Note will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note. Copies of the statements may be obtained by Owners of Notes by a request in writing addressed to the Indenture Trustee at its corporate trust office. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder, a statement containing the sum of the amounts described in clauses (i), (ii), (iv), (v) and (viii) above for the purposes of such holder's preparation of federal income tax returns. See "Federal and California Income Tax Consequences".

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement. The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee and the Owner Trustee and the Insurer, on or before 90 days after the end of each fiscal year of the Master Servicer, a statement as to compliance by the Master Servicer during the preceding fiscal year (or since the Closing Date in the case of the first such statement) with certain standards relating to the servicing of the Contracts.

     The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Owner Trustee and the Insurer, on or before 90 days after the end of each fiscal year of the Master Servicer, of a certificate signed by two officers of the Master Servicer stating that the Master Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year (or since the Closing Date in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of those statements and certificates may be obtained by Noteholders by a request in writing addressed to the related Trustee at its corporate trust office.

     The Indenture. The Trust will be required to file annually with the Indenture Trustee and the Insurer a written statement as to the fulfillment of its obligations under the Indenture.

     The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things:

     - its eligibility and qualification to continue as Indenture Trustee under the Indenture;

     - any amounts advanced by it under the Indenture;

     - the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity;

     - the property and funds physically held by the Indenture Trustee as Indenture Trustee; and

     - any action taken by it that materially affects the Notes and that has not been previously reported.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     Each Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law. No resignation will become effective until (i) the Indenture Trustee or a successor master servicer has assumed the Master Servicer's servicing obligations and duties under the Sale and Servicing Agreement and (ii) the rating agencies confirm that the selection of such successor master servicer will not result in the qualification, reduction or withdrawal of its then-current rating of any class of Notes.

     Each Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Master Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In any event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Master Servicer will be entitled to be reimbursed therefor out of funds on deposit in the Collection Account.

Any indemnification or reimbursement could reduce the amount otherwise available for distribution to Noteholders.

     Any corporation into which the Master Servicer may be merged or consolidated, any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party or any corporation succeeding to the business of the Master Servicer or the Master Servicer's obligations as the Master Servicer, will be the successor of the Master Servicer under the Sale and Servicing Agreement.

SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, "Servicer Defaults" under each Sale and Servicing Agreement will consist of:

          (a) a claim being made under the Note Policy;

          (b) any failure by the Master Servicer to deposit in, credit to, or make the required distribution from the following, and such failure is not remedied within three Business Days after the Master Servicer receives written notice from the Indenture Trustee, the Owner Trustee or the Insurer or after the Master Servicer discovers such failure:

        - the Collection Account,

        - the Note Distribution Account or the account established to distribute monies to the Certificateholders,

        - the Spread Account, or

        - the Holding Account;

          (c) any failure by the Master Servicer to deliver to the Indenture Trustee, the Owner Trustee or the Insurer certain reports required by the Sale and Servicing Agreement by, except as otherwise provided in the related prospectus supplement, the fourth Business Day prior to the related Distribution Date or to perform certain other covenants under the Sale and Servicing Agreement;

          (d) any failure by the Master Servicer or either Seller to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Holders of the senior notes, the Insurer, the Indenture Trustee or the Owner Trustee and which continues unremedied for 30 days after the giving of written notice of such failure to:

        - the Master Servicer or the related Seller, as the case may be, by the Owner Trustee, the Indenture Trustee or the Insurer or

        - to the Master Servicer or the related Seller, as the case may be, and to the Indenture Trustee or the Owner Trustee by:

          - Holders of senior notes evidencing at least 25% of the voting interests of all senior notes, voting together as a single class, or

          - so long as a default under the Note Policy has not occurred or is not continuing and no insolvency of the Insurer has occurred, by the Insurer;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by either Seller or the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations (each, an "Insolvency Event"); and

          (f) any material breach of any of the representations and warranties of the Master Servicer or either Seller (except for any breaches relating to Contracts repurchased by either Seller or the Master Servicer) that has a material adverse effect on the holders of senior notes and, within 30 days after written notice thereof shall have been given to the Master Servicer or either Seller by:

        - the Indenture Trustee or the Owner Trustee,

        - by holders of senior notes (voting together as a single class), evidencing at least 25% of the respective voting interests thereof, or

        - so long as no default under the Note Policy has occurred and is continuing and no insolvency of the Insurer has occurred, by the Insurer.

RIGHTS UPON SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, as long as a Servicer Default remains unremedied, the Indenture Trustee, the Insurer or holders of senior notes representing not less than 25% of the voting interests thereof, voting together as a single class, may terminate all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement. After such termination, the Indenture Trustee will automatically succeed to all the responsibilities, duties and liabilities of the Master Servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee, the Insurer, or the Holders of the senior notes from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Master Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.

     So long as the Insurer is not in default under the Note Policy it may direct the actions of the Indenture Trustee upon an Event of Default.

WAIVER OF PAST DEFAULTS

     The Holders of senior notes evidencing at least 51% of the voting interests thereof, voting together as a single class, may, on behalf of all Holders of the senior notes, with the consent of the Insurer, waive any default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. A default, however, in making any required deposits to or payments from the Collection Account, the Holding Account, the Spread Account or the Note Distribution Account in accordance with that agreement or in respect of a covenant or provision of that agreement that cannot be modified or amended without the consent of each Noteholder affected thereby, may only be waived by the approval of holders of all of the Notes. No such waiver will impair the Noteholders' rights with respect to subsequent Servicer Defaults.

VOTING INTERESTS

     The "voting interests" of the Notes of a class or classes will be allocated among the Noteholders or related Owners, as the case may be, in accordance with the unpaid principal amount of the Notes of each class or classes represented thereby; except that in certain circumstances Notes held by either Seller, WFS or any of their respective affiliates will be excluded from such determination. Except as otherwise described in this prospectus, or as otherwise set forth in the related prospectus supplement, subordinated notes shall not have voting rights so long as any class of senior notes is outstanding, the Note Policy has not expired by its terms or any amounts are due and owing to the Insurer.

AMENDMENT

     Amendment of the Sale and Servicing Agreement. The Sale and Servicing Agreement may be amended, with the consent of the Insurer but without the consent of the Noteholders to:

     - cure any ambiguity,

     - correct or supplement any provision therein which may be inconsistent with any other provision therein,

     - add any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions thereof,

     - add or provide for any credit enhancement for any class of Notes or

     - permit certain changes with respect to the Specified Spread Account Balance.

     The requirements that must be met to make the above listed amendments are:

          (a) that any amendment will not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any Noteholder, and

          (b) that in the case of a change with respect to the Specified Spread Account Balance:

        - the Trustee receives a letter from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), if it has rated the Notes, which basically states that its then-current rating on each Class of Notes will not be qualified, reduced or withdrawn due to that amendment and

        - the Master Servicer provides Moody's Investors Services, Inc. ("Moody's"), if it has rated the Notes, notice of such amendment.

     The Sale and Servicing Agreement may also be amended with the consent of the holders of senior notes evidencing at least 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related Noteholders of each class; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Contracts, required distributions on the senior notes, or the Specified Spread Account Balance or the manner in which the Spread Account is funded, or (ii) reduce the percentage of the voting interests of which the holders of any class of senior notes are required to consent to any such amendment, without the consent of the Insurer and the holders of all of the relevant classes of senior notes and the subordinated notes, if any, to the extent that Holders of such subordinated notes would be adversely affected by that amendment.

     Amendment of the Trust Agreement. The Trust Agreement may be amended, with the consent of the Insurer but without the consent of the Noteholders, to:

     - cure any ambiguity,

     - correct or supplement any provision which may be inconsistent with any other provision or

     - add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions thereof.

     The Trust Agreement may also be amended with the consent of holders of senior notes evidencing at least 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment may increase or reduce in any manner the amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the Contracts or required distributions on the senior notes, or any interest rate or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any class of senior notes are required to consent to any such amendment, without the consent of the Insurer and the holders of all of the relevant class of senior notes and of the subordinated notes, if any, to the extent that Holders of such subordinated notes would be adversely affected by that amendment.

     Amendment of the Indenture. The Trust and the Indenture Trustee (on behalf of the Trust) may, without the consent of the Noteholders but with the consent of the Insurer, enter into one or more supplemental indentures for any of the following purposes:

          (i) to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture;

          (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

          (iii) to add additional covenants for the benefit of the related Noteholders or to surrender any rights or powers conferred upon the Trust;

          (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

          (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture, the Sale and Servicing Agreement or certain other agreements; provided, that any such action shall not adversely affect the interests of any Noteholder;

          (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

          (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

          (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided, that any of those actions will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interests of any Noteholder or result in the creation of a new security; and further provided that any of those actions shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless such Noteholder's consent is otherwise obtained as described below.

     Without the consent of the holder of each outstanding Note (including subordinated notes, if any) affected thereby, no supplemental indenture may:

     - change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate thereon (or the method by which such interest or principal is calculated) or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;

     - impair the right to institute suit for the enforcement of provisions of the Indenture regarding payment;

     - reduce the percentage of the voting interests of any such Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

     - modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, a Seller, the Master Servicer or any of their respective affiliates;

     - reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust if the proceeds of that sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

     - decrease the percentage of the voting interests of such Notes required to amend the provisions of the Indenture which specify the applicable percentage of voting interests of the Notes necessary to amend such Indenture or certain other related agreements; or

     - permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of such Indenture on any of the collateral for the Notes or deprive the holder of any Note of the security afforded by the lien of the Indenture;

provided, that any of those actions will not, in the opinion of counsel satisfactory to the related Trustee, result in the creation of a new security.

LIST OF NOTEHOLDERS

     Three or more holders of Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with the other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

     Neither the Trust Agreement nor the Indenture will provide for the holding of any annual or other meetings of Noteholders.

NO BANKRUPTCY PROCEEDINGS

     The Trust Agreement will provide that the Owner Trustee, and the Indenture will provide that the Indenture Trustee and each Noteholder agree that they will not at any time institute, or join in any institution against, the Trust, or the Sellers, any bankruptcy proceedings relating to the Notes, the Trust Agreement, the Indenture or certain other agreements.

TERMINATION

     The obligations of the Master Servicer, the Sellers, the Owner Trustee and Indenture Trustee pursuant to the Trust Agreement, Sale and Servicing Agreement and Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to you of all amounts required to be paid to you pursuant to such agreement and (iii) the occurrence of the event described below.

     In order to avoid excessive administrative expenses, the Sellers will be permitted to purchase the remaining Contracts from the Trust on any Distribution Date following the last day of a Due Period as of which the Aggregate Scheduled Balance is less than a certain percentage, specified in the related prospectus supplement, of the Aggregate Scheduled Balance on the Cut-Off Date at a price equal to the aggregate unpaid principal amount of the Notes, together with accrued interest thereon for the related interest period. Each Seller will pay an amount equal to a percentage of the Aggregate Scheduled Balance of Contracts remaining in the Trusts in accordance with their relative certificate percentage interests.

     The Indenture Trustee will give you written notice of termination at least 20 days prior to such termination. The final distribution to you will be made only upon surrender and cancellation of your Notes at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after the Indenture Trustee has attempted to locate a Noteholder and such measures have failed, will be distributed to a charity designated by the Master Servicer.

     Any outstanding Notes will be redeemed concurrently with any Optional Purchase, and the subsequent distribution to the Sellers of all amounts required to be distributed to them pursuant to a Trust Agreement will terminate the Trust.

THE TRUSTEES

     Each of the Owner Trustees and the Indenture Trustee (the "Trustees") may resign at any time, in which event the Administrator, or its successor, will be obligated to appoint a successor trustee. The Administrator may also remove the Owner Trustee or the Indenture Trustee, in each case if such Trustee becomes insolvent or ceases to be eligible to continue as a Trustee under each Trust Agreement or Indenture, as the case may be. In such event, the Administrator will be obligated to appoint a successor Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     Each Trustee and any of its affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Administrator and the Owner Trustee or Indenture Trustee acting jointly (or in some instances, the Owner Trustee and Indenture

Trustee acting without the Administrator) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the affected Trustee by each Indenture, Sale and Servicing Agreement or Trust Agreement will be conferred or imposed upon that Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which that Trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of that Trustee.

     Each Trust Agreement will further provide that each Trust will, or will cause the Administrator to, pay the fees of the Indenture Trustee. Each Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Master Servicer for, and will be held harmless against, any loss, liability or expense incurred by it not resulting from its own willful misconduct, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in such agreement). The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Trust or the Administrator for any loss, liability or expense incurred by it not resulting from its own willful misconduct, negligence or bad faith.

DUTIES OF THE TRUSTEES

     Neither Trustee will make any representations as to the validity or sufficiency of each Trust Agreement or Indenture, the Notes (other than the execution and authentication thereof by the Indenture Trustee), or of any Contracts or related documents. Neither Trustee will be accountable for the use or application by the Sellers or the Master Servicer of any funds paid to the Sellers or the Master Servicer in respect of the Notes or the related Contracts, or the investment of any monies by the Master Servicer before such monies are deposited into the Collection Account. The Trustees will not independently verify the existence or characteristics of the Contracts. If an Event of Default or Servicer Default has not occurred or is not continuing, each Trustee will be required to perform only those duties specifically required of it under the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such Trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. No Trustee will be charged with knowledge of a failure by the Master Servicer to perform its duties under the relevant agreements which failure constitutes an Event of Default or a Servicer Default unless such Trustee obtains actual knowledge of such failure as specified in such agreements.

     No Trustee will be under any obligation to exercise any of the rights or powers vested in it by the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request order or direction of any of the Noteholders, unless those Noteholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right to institute any proceeding with respect to the Indenture, Trust Agreement or Sale and Servicing Agreement, unless that holder previously has given to the appropriate Trustee written notice of default and (i) the default arises from the Master Servicer's failure to remit payments when due or (ii) the holders of Notes evidencing not less than 25% of the voting interests of the related Notes, voting together as a single class, have made written request upon the appropriate Trustee to institute that proceeding in its own name as Trustee thereunder and have offered to that Trustee reasonable indemnity and that Trustee for 60 days has neglected or refused to institute that proceeding.

ADMINISTRATION AGREEMENT

     WFS, in its capacity as administrator (the "Administrator"), will enter into an agreement (the "Administration Agreement") with the Trust, the Sellers and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee, which fee will be paid by the Sellers and not from the proceeds of the Contracts or other assets of the Trust.

PREPAYMENT CONSIDERATIONS

     Because the rate of distribution of principal on the Notes will depend on the rate of payment on the Contracts (including prepayments, liquidations, the exercise of the Optional Repurchase by WFSRC if WFSRC is a seller, and repurchases of Contracts by a Seller or the Master Servicer following breach of certain representations or warranties or servicing obligations and the sale or liquidation of the property of the Trust under certain conditions following the occurrence of an Event of Default), the final distribution on each Class of Notes is likely to occur earlier than the related final scheduled distribution date. The right of the Sellers to repurchase all of the Contracts upon certain events is described under "-- Termination" and "The Master Servicer," and the right of WFSRC to repurchase Contracts is described under "The Notes -- Optional Repurchase of Contracts by WFSRC".

     The law of California and most other states generally requires that retail installment sales contracts such as the Contracts permit full and partial prepayment without penalty, although a minimum finance charge may be applicable in some circumstances. Any prepayments (including certain partial prepayments not designated as advance payments by the Obligor on the related Contract) can reduce the average life of the Contracts. The Master Servicer will permit the sale or other transfer of a Financed Vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying WFS' then-current underwriting standards. Partial prepayments not designated as advance payments by the Obligor on a Contract and all partial prepayments as to Simple Interest Contracts will affect the average life of the Contracts because those partial prepayments will be passed through to Holders of the senior notes on the Distribution Date following the Due Period in which they are received. Those partial prepayments designated as advance payments for Rule of 78's Contracts only will be held until passed through in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the remaining principal amount plus accrued interest due on the related Contract. Any reinvestment risk resulting from the rate of prepayments of the Contracts and the distribution of such prepayments to Holders of the senior notes will be borne entirely by the Holders of the senior notes, which will be partially offset to the extent WFSRC is a Seller and it pays the premium set forth in the related prospectus supplement in connection with the exercise of an Optional Repurchase.

     Purchases by the Seller of Contracts because of certain material defects in Contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of Holders of the senior notes, the Indenture Trustee, the Owner Trustee or the Insurer, and purchases by the Master Servicer of Contracts due to certain breaches in representations and warranties made by the Master Servicer or due to certain breaches by the Master Servicer in servicing procedures, in either case that materially and adversely affect such Contracts can reduce the average lives of the Contracts and the Notes. Any reduction in the average life of the Notes will reduce the aggregate amount of interest received by the Holders of the senior notes over the life of the senior notes.

                                THE NOTE POLICY

     The following summary of the terms of the Note Policy does not purport to be complete. You should review the summary along with the Note Policy, which is included as an exhibit to the Registration Statement of which this prospectus supplement is a part, for complete information. The following summary does, however, describe the material terms of the Note Policy as it relates to insured classes of Notes.

     On each Closing Date, Financial Security will issue the Note Policy to the Indenture Trustee pursuant to the insurance, indemnity and pledge agreement (the "Insurance Agreement"), among Financial Security, the Trust, the Sellers, Bankers Trust Company, as collateral agent for Financial Security, and WFS. Pursuant to the Note Policy, Financial Security will fully, unconditionally and irrevocably guarantee to the Noteholders payment of the Scheduled Payments (as defined below) for each Distribution Date. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Holder of the senior notes the full and complete payment of (i) Scheduled Payments on the senior notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law, but will not guarantee payment of any premium paid in connection with the exercise by WFSRC of its Optional Repurchase option. Except as otherwise described in the related prospectus supplement Holders of subordinated notes will not have the benefit of the Note Policy.

     "Scheduled Payments" will mean, with respect to any Distribution Date, payments which are scheduled to be made on the senior notes during the term of the Note Policy in accordance with the original terms of the senior notes when issued and without regard to any subsequent amendment or modification of the senior notes or of the Indenture except amendments or modifications to which Financial Security has given its prior written consent in an amount equal to (i) the Note Interest Distributable Amount and (ii) the Note Principal Distributable Amount, in each case as more fully described in the related prospectus supplement. Scheduled Payments will not include (i) payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) any election to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration or (ii) any premium payable in connection with the exercise by WFSRC of its Optional Repurchase option. If Financial Security does not so elect, the Note Policy will continue to guarantee Scheduled Payments on the Notes in accordance with their original terms. Scheduled Payments shall not include any portion of a Note Interest Distributable Amount due to Holders of the senior notes because a notice and certificate in proper form was not timely Received (as defined below) by Financial Security unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or any event of default in respect of the Notes, or by reason of any deterioration of the creditworthiness of the Trust. Scheduled Payments shall also not include, nor shall coverage be provided under the Note Policy in respect of, any taxes, withholding or other charge with respect to any Holder of the senior notes imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Holder of the senior notes.

     Payment of claims on the Note Policy made in respect of Scheduled Payments will be made by Financial Security following Receipt (as defined below) by Financial Security of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the fourth Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the date on which such payment was due on the senior notes.

OTHER TERMS OF THE NOTE POLICY

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Note Policy, Financial Security shall cause such payment to be made on the later of:

          (a) the date when due to be paid pursuant to the Order referred to below or

          (b) the first to occur of:

             (i) the fourth Business Day following Receipt by Financial Security from the Indenture Trustee of:

                (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Holder of the senior notes is required to return principal or interest paid on the Notes during the term of the Note Policy, in either case because such distributions were avoidable as preference payments under applicable bankruptcy law,

                (B) a certificate of the Holder of the senior notes that the Order has been entered and is not subject to any stay and

                (C) an assignment duly executed and delivered by such Holder of the senior notes, in such form as is reasonably required by Financial Security and provided to such Holder of the senior notes by Financial Security, irrevocably assigning to Financial Security all rights and claims of such Holder of the senior notes relating to or arising under the related class of senior notes, against the debtor which made such preference payments or otherwise with respect to such preference payment, or

             (ii) the date of Receipt by Financial Security from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the related Trustee that such items were to be delivered on such date and such date was specified in such notice.

     Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Holder of the senior notes has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the related Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, and as will be provided in the Indenture and Sale and Servicing Agreement, Financial Security will have certain rights to direct proceedings regarding the seeking to avoid payments made on or in respect of the Contracts or the senior notes as preferential.

     The terms "Receipt" and "Received," with respect to the Note Policy, shall mean actual delivery to Financial Security and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day and delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Note Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and

Financial Security or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

     Under the Note Policy, "Business Day" will mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

     Financial Security's obligations under the Note Policy in respect of Scheduled Payments shall in each case be discharged to the extent funds are transferred to the Indenture Trustee, as provided in the Note Policy whether or not such funds are properly applied by the Indenture Trustee.

     Financial Security shall be subrogated to the rights of each Holder of the senior notes to receive payments of principal and interest to the extent of any payment by Financial Security under the Note Policy.

     Claims under the Note Policy will constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than pari passu with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of Financial Security. The terms of the Note Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be cancelled or revoked prior to distribution in full of all Scheduled Payments. The Note Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Note Policy are governed by the laws of the State of New York. As a result, if a claim is made on the Note Policy for the benefit of the Holders of the senior notes and Financial Security is insolvent and unable to pay the amount then due under that policy, the Holders of the senior notes would not be permitted to file a claim against the Property/ Casualty Insurance Fund specified in Article 76 of the New York Insurance Law. In that circumstance, the Holders of the senior notes would have recourse against the estate of Financial Security only, as any other general creditor of Financial Security.

                       FINANCIAL SECURITY ASSURANCE INC.

GENERAL

     Financial Security is the Insurer. Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

     Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include MediaOne Capital Corporation, White Mountains Insurance Group, Ltd., The Tokio Marine and Fire Insurance Co., Ltd. and XL Capital Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security of any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS

     Financial Security's insurance financial strength is rated "Aaa" by Moody's. Financial Security's insurer financial strength is rated "AAA" by Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. Financial Security's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors -- The Ratings of the Notes May be Withdrawn or Revised Which May Have an Adverse Effect on the Market Price of the Notes".

CAPITALIZATION

     Information regarding the capitalization of Financial Security is presented in the accompanying prospectus supplement.

INSURANCE REGULATION

     Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

SOURCES OF ADDITIONAL INFORMATION

     For further information concerning Financial Security, see the accompanying prospectus supplement and the consolidated financial statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference into this prospectus and the related prospectus supplement. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

                              THE MASTER SERVICER

     The Contracts will be serviced by WFS in its capacity as Master Servicer. While WFS may or may not use a Subservicer in servicing the Contracts, WFS is referred to as the Master Servicer herein.

     The Master Servicer will be obligated pursuant to the Sale and Servicing Agreement, subject to the limitations set forth therein, to service the Contracts and to repurchase Contracts under certain circumstances if certain representations and warranties made by the Master Servicer are incorrect or if the Master Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, in either case in a manner that materially and adversely affects the Holders of the Notes. The Master Servicer, may perform its servicing duties through one or more subservicers (each, a "Subservicer"), provided that the employment of a Subservicer shall not relieve the Master Servicer from any liability of the Master Servicer under the Sale and Servicing Agreement.

     If the Master Servicer uses a Subservicer, the Master Servicer will enter into a subservicing agreement with that Subservicer. The subservicing agreement must not be inconsistent with the terms of the Sale and Servicing Agreement. The Master Servicer may terminate a subservicing agreement and either service the related Contracts directly or enter into a new subservicing agreement for those Contracts with a Subservicer that need not be an affiliate of the Master Servicer. Notwithstanding any subservicing agreement, the Master Servicer will remain obligated and liable to the Indenture Trustee, the Owner Trustee and the Noteholders for servicing and administering the Contracts in accordance with the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Contracts. References herein to actions required or permitted to be taken by the Master Servicer include the actions by a Subservicer.

COLLECTION OF PAYMENTS

     The Master Servicer will service the Contracts and will provide certain accounting and reporting services with respect to the Contracts and the Notes. The Master Servicer must take all actions necessary to maintain continuous perfection of the security interests granted by the Obligors in the Financed Vehicles. The Master Servicer will be obligated to service the Contracts in accordance with the customary and usual servicing procedures employed by financial institutions that service retail installment sales contracts and/or installment loan agreements secured by motor vehicles and, to the extent more exacting, the procedures used for such contracts owned by the Master Servicer. In its judgment, the Master Servicer may reduce the APR of a delinquent Contract (but not below the sum of the weighted average interest rate of the Notes as of the Closing Date and the Servicing Fee Percent), may reduce the principal balance and may extend the scheduled maturity of a delinquent Contract for up to 90 days in the aggregate past the originally scheduled date of the last payment on such Contract, so long as the Master Servicer makes an appropriate Advance as will be required in the Sale and Servicing Agreement, but in no event beyond the last final scheduled distribution date.

     The Master Servicer shall deposit in or credit to the Collection Account or the Holding Account, within two Business Days of receipt, all Net Collections received on or in respect of the Contracts (except that as to Contracts serviced by a Subservicer, such proceeds shall be deposited within three Business Days of receipt by the Subservicer). The Master Servicer will also deposit in or credit to the Collection Account or the Holding Account, within two Business Days of receipt, all Net Liquidation Proceeds and Net Insurance Proceeds, after deducting the amount of any outstanding and unreimbursed Advances. See "Certain Information Regarding the Securities -- The Accounts and Eligible Investments".

ADVANCES

     The Master Servicer will be obligated to advance delinquent payments of Monthly P&I on individual Rule of 78's Contracts and to advance 30 days of interest at the sum of the weighted average interest rate and the Servicing Fee Percent for each month of delinquency in that Due Period on individual Simple Interest Contracts (each, an "Advance") to the extent that any Advance, if made, would not, in the good faith judgment of the Master Servicer, constitute a Nonrecoverable Advance. A "Nonrecoverable Advance" will be an Advance previously made or to be made by the Master Servicer which, in the good faith judgment of the Master Servicer, may not be ultimately recoverable by the Master Servicer from proceeds of liquidated contracts and proceeds of any insurance applicable to a Financed Vehicle or otherwise. Concurrently with the furnishing of the related Distribution Date Statement to the Indenture Trustee and the Owner Trustee, the Master Servicer will deposit in the Collection Account all Advances, if any, in respect of the related Due Period. The Master Servicer will not be entitled to any interest on Advances when it is reimbursed for Advances. The amount of Advances deposited in the Collection Account for any Distribution Date may be net of amounts otherwise payable to the Master Servicer on such Distribution Date.

     In making Advances, the Master Servicer will be endeavoring to maintain a regular flow of interest and principal payments to the Noteholders rather than to guarantee or insure against losses. Advances will be reimbursed to the Master Servicer out of recoveries on the related Contracts (e.g., late payments by the Obligor, Net Liquidation Proceeds and Net Insurance Proceeds) or, to the extent any portion of an Advance is determined to be a Nonrecoverable Advance, out of unrelated installments of Monthly P&I or prepayment proceeds.

INSURANCE ON FINANCED VEHICLES

     Each Obligor on a Contract is required to maintain insurance covering physical damage to the Financed Vehicle of such Obligor in an amount not less than the lesser of its actual cash value or the unpaid principal balance under that Contract; provided, however, that the Master Servicer will not be obligated to enforce this requirement when the principal balance of a Contract is less than $4,000 or there are six or fewer months remaining to its scheduled maturity. The Master Servicer or a Subservicer is required to be named as a loss payee under the policy of insurance obtained by the Obligor. In addition, to the extent required by applicable law, the policy of insurance will be delivered to the Master Servicer or Subservicer, as appropriate. The Financed Vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. The Master Servicer shall obtain a limited dual interest insurance policy which provides coverage for physical damage to, or loss of, a Financed Vehicle if the Obligor fails to maintain the required insurance and may add the premium for that insurance to the balance due on the Contract to the extent permitted by applicable law; provided, however, that the Master Servicer shall not be required to maintain that insurance in respect of any Financed Vehicle as to which the related Contract has an unpaid principal balance of less than $4,000 or there are six or fewer months remaining until the Contract matures. Since Obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. The Scheduled Balance of a Contract will not include any amount for premiums paid by the Master Servicer, and payments by an Obligor in respect of such financed premium will not be applied to distributions on the Notes.

SERVICER DETERMINATION AND REPORTS TO TRUSTEES

     The Master Servicer will perform monitoring and reporting functions for the Owner Trustee, the Indenture Trustee and the Insurer. The Master Servicer will prepare and deliver to the Owner Trustee, the Indenture Trustee and the Insurer the following:

          (a) each Statement to Noteholders and

          (b) an additional report covering:

           - the aggregate amount, if any, paid by or due from the Master Servicer or a Seller for the purchase of Contracts which the Master Servicer or a Seller has become obligated to purchase, and

           - the net amount of funds which have been deposited in or credited to the Collection Account or Holding Account.

SERVICING COMPENSATION

     The Master Servicer will be entitled to compensation for the performance of its obligations under the Sale and Servicing Agreement. The Master Servicer shall be entitled to receive for each Contract from the Monthly P&I paid on or in respect of that Contract an amount (the "Servicing Fee") equal to a certain percentage (the "Servicing Fee Percent"), which, except as otherwise specified in the related prospectus supplement, shall equal one-twelfth of 1.25% per annum of the Scheduled Balance of that Contract for the related month in respect of which the Monthly P&I for that month has been collected or advanced. As additional compensation, the Master Servicer or its designee shall be entitled to retain all late payment charges, extension fees (the Master Servicer will determine when an extension is to be granted, subject to the limitations described under "The Master Servicer -- Collection of Payments") and similar items paid in respect of the Contracts. The Master Servicer or its designee will receive as additional servicing compensation the amount, if any, by which the outstanding principal balance of a Contract that is prepaid in full prior to its maturity exceeds the Scheduled Balance of that Contract. The Master Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

     The Servicing Fee will compensate the Master Servicer for:

          (a) performing the functions of a third party servicer of the Contracts as an agent for the Indenture Trustee and the Owner Trustee, including:

        - collecting and posting all payments,

        - responding to inquiries of Obligors,

        - investigating delinquencies,

        - sending payment statements and reporting tax information to Obligors,

        - paying costs of collections, and

        - policing the collateral, and

          (b) administering the Contracts, including:

        - accounting for collections, and

        - furnishing quarterly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and generating federal income tax information and certain taxes, accounting fees, outsider auditor fees, data processing costs and other costs incurred in connection with administering the Contracts.

REALIZATION UPON DEFAULTED CONTRACTS

     The Master Servicer will liquidate any Contract that goes into default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Liquidation of a defaulted Contract may be through repossession or sale of the Financed Vehicle or otherwise. In connection with a repossession or other conversion, the Master Servicer will follow normal and usual procedures for holders of motor vehicle retail installment sales contracts and installment loans. In this regard, the Master Servicer may sell the Financed Vehicle at a repossession or other sale.

YEAR 2000 COMPLIANCE

     We have been advised by WFS that WFS has not experienced any "Year 2000 Problems," but WFS continues to monitor for such problems. Many computer systems process transactions involving dates by using only two digits to represent the year of the transaction (i.e., "98" for 1998), rather than the full four digits of the year involved. These computer systems could fail or produce erroneous results during the transition from 1999 to 2000. This problem could affect a wide variety of automated information management systems, the most critical of these functions from the perspective of the Trust are the billing and collection systems used by the Master Servicer.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code as in effect in California and the other states in which the Contracts are originated (the "UCC"). Pursuant to the UCC, an ownership or security interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the secretary of state or other central filing office in the appropriate state as required by the applicable UCC.

     WFS and each Seller will each take or cause to be taken those actions as are required to perfect a Trust's rights in the Contracts sold by that Seller and will represent and warrant that the Trust, subject to the interest of the Insurer under each Insurance Agreement pursuant to which a Note Policy will be issued, has good title, or a first priority security interest, free and clear of liens and encumbrances, to each Contract on the Closing Date. Under each Sale and Servicing Agreement, WFS, as Master Servicer (or one or more Subservicers), will have custody of the Contracts following the sale of the Contracts to a Trust and will hold the Contracts as bailee for the benefit of the Trust. However, the Contracts will not be physically marked to indicate the ownership or security interest thereof by a Trust. UCC-1 financing statements will be filed with the California Secretary of State to perfect by filing and to give notice of a Trust's ownership or security interest in the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased those Contracts in the ordinary course of its business and took possession of them, the purchaser would acquire an interest in those Contracts superior to the interests of a Trust if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's ownership or security interest in those Contracts. The Master Servicer will agree in the Sale and Servicing Agreement to take all necessary actions to preserve and protect a Trust's ownership or security interest in the Contracts. The Seller will represent and warrant that each Contract is secured by a Financed Vehicle. Notwithstanding the failure of a Trust to have obtained a valid, first priority ownership or security interest in a Contract, the Insurer will remain unconditionally and irrevocably obligated on its guarantee of Scheduled Payments payable to Noteholders on each Distribution Date. See "The Note Policy".

SECURITY INTERESTS IN THE FINANCED VEHICLES

     All of the Financed Vehicles were registered in the State of California or another of the states listed above under "The Contracts Pool" at the time of origination of the related Contracts. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the State of California (the state in which the largest number of Financed Vehicles is located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in vehicles registered in most other states are perfected, generally, in a similar manner. California and some other states permit the required documents to perfect a security interest to be filed electronically as well as physically. The Sellers will represent and warrant to the Trust in the Sale and Servicing Agreement that all steps necessary to obtain a perfected first priority security interest with respect to the Financed Vehicles securing the Contracts sold by that Seller have been taken. If the Master Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a Financed Vehicle, the Trust may not have a first priority security interest in that Financed Vehicle.

     All contracts purchased or originated by WFS name WFS as obligee or assignee and as the secured party. WFS also takes all actions necessary under the laws of the state in which the related vehicles are located to perfect its security interest in those vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of the certificates of title.

     WFAL will sell and WFSRC will transfer Contracts to the Trust and both Sellers will assign their security interests in the Financed Vehicles to each Trust and Financial Security. However, because of the administrative burden and expense, neither a Trust nor Financial Security will amend any certificate of title to identify the Trust or Financial Security as the new secured party nor will the certificates of title be delivered to the Trustee. Accordingly, WFS will continue to be named as the secured party on the certificates of title for the Financed Vehicles. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the new secured party succeeds thereby to the assignor's rights as secured party. However, there exists a risk in not identifying a Trust as the new secured party on the certificates of title that, through fraud or negligence, the security interest of the Trust in one or more Financed Vehicles could be released.

     In the absence of fraud or forgery by the Financed Vehicle owner or administrative error by state recording officials, notation of the lien of WFS on the certificates of title or in the electronic records of the state officials where electronic titles are permitted should be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which WFS has failed to perfect the security interest assigned to the Trust, the security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

     In the event that the owner of a Financed Vehicle relocates to a state other than the state in which the Financed Vehicle is registered, under the laws of most states the perfected security interest in the Financed Vehicle would continue for four months after that relocation and thereafter, in most instances, until the owner registers the Financed Vehicle in that state. A majority of states, including California, generally require surrender of a certificate of title to initially register in that state a vehicle originally registered in another state. Therefore, the Master Servicer on behalf of the Trust must surrender possession, if it holds the certificate of title to a relocated Financed Vehicle, for the Financed Vehicle owner to effect the registration. If the Financed Vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the Financed Vehicle, WFS, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if WFS' lien is noted thereon. Accordingly, WFS will have notice and the opportunity to reperfect the security interest in the Financed Vehicle in the state of relocation. If the Financed Vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, registration in that state could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle loans, WFS takes steps to effect reperfection upon receipt of notice of reregistration or information from the obligor as to relocation. Similarly, when an Obligor under a Contract sells a Financed Vehicle, the Master Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Master Servicer, at its cost, will be obligated to maintain the continuous perfection of security interests in the Financed Vehicles.

     Under the law of California and most other states, liens for unpaid taxes and possessory liens for storage of and repairs performed on a motor vehicle take priority even over a perfected security interest in that vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. Each Seller will represent in the Sale and Servicing Agreement that, as of the Closing Date, the security interest in each Financed Vehicle is prior to all other present liens upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Trustees, the Master Servicer or Noteholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the Closing Date would not give rise to each Seller's repurchase obligations under the Sale and Servicing Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES

     The Master Servicer, on behalf of the Trust, may take action itself or through one or more Subservicers to enforce its security interest with respect to defaulted Contracts by repossession and resale of the Financed Vehicles securing such defaulted Contracts. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act (the "Rees-Levering Act"). Contracts originated in other states are subject to retail installment sales laws and similar laws of those states including in many of those states their version of the Uniform Consumer Credit Code. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a loan by voluntary surrender, by "self-help" repossession without breach of peace, and by judicial process. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.

     In the event of repossession and resale of a Financed Vehicle, the Master Servicer for the benefit of the Trust would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. Under California law the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed vehicles under the Contracts originated in most other states is similar.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a creditor to repossess and resell collateral or enforce a deficiency judgment.

     In the event that deficiency judgments are not satisfied or are satisfied at a discount or are discharged in whole or in part in bankruptcy proceedings, including proceedings under Chapter 13 of the Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the Trust.

OTHER MATTERS

     The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which give rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a transferred contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule, which would be applicable to a Trust and Financial Security, is limited to amounts paid under a Contract; however, the Obligor may also assert the rule to set off remaining amounts due as a defense against a claim brought by a Trustee against that Obligor.

     The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an Obligor from some or all of the legal consequences of a default.

     Numerous other federal and state consumer protection laws, regulations and rules impose requirements applicable to the origination and servicing of the Contracts, including the Truth-in-Lending Act (and Federal Reserve Board Regulation Z), the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act (and Federal Reserve Board Regulation B), the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and the California Rees-Levering Act and motor vehicle retail installment sale acts in other states, and similar laws and rules. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of a Trustee as an assignee to enforce noncomplying Contracts. Each Seller will represent and warrant in the Sale and Servicing Agreement that each of the Contracts, and the sale of the Financed Vehicles sold thereunder, complied with all material requirements of such laws.

REPURCHASE OBLIGATION

     In each Sale and Servicing Agreement the Master Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each Financed Vehicle, the breach of which would create an obligation of the Master Servicer to repurchase any affected Contract unless the breach is cured.

                                      WFAL

     WFAL is a wholly owned, limited-purpose operating subsidiary of WFS which was incorporated under the laws of the State of California on October 24, 1985. The principal office of WFAL is 23 Pasteur, Irvine, California 92618. WFAL's telephone number is (949) 727-1002.

     WFAL was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from the Bank in connection with its activities as a finance subsidiary of the Bank. Effective May 1, 1995, ownership of WFAL was transferred to WFS and it is now a limited purpose operating subsidiary of WFS. WFAL has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by automobiles and light-duty trucks or (ii) authorizing, issuing, selling and delivering one or more series of obligations consisting of one or more classes of bonds or pass-through certificates collateralized by installment sales contracts and installment loans secured by automobiles and light-duty trucks, which bonds or pass-through certificates are rated in the highest available category by at least one nationally recognized statistical rating agency.

     WFAL's Articles of Incorporation limit the activities of WFAL to the above purposes and to any activities incidental to and necessary for such purposes.

                                     WFSRC

     WFSRC is a wholly owned, limited-purpose service corporation of WFS, and was incorporated under the laws of the State of California on December 22, 1999. The principal office of WFSRC is 6655 West Sahara Avenue, Las Vegas, Nevada 83102. WFSRC's telephone number is (702) 227-8100.

     WFSRC was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from WFS and its affiliates in connection with its activities as a limited purpose service corporation subsidiary of WFS. WFSRC has not and will not engage in any activity other than
(i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by automobiles and light-duty trucks or (ii) originating one or more grantor or owner trusts owning installment sales contracts and installment loans secured by automobiles and light-duty trucks.

     WFSRC's Articles of Incorporation limit the activities of WFSRC to the above purposes and to any activities incidental to and necessary for such purposes.

                                      WFS

GENERAL

     WFS is an auto finance company incorporated in California in 1988. WFS was formerly known as Westcorp Financial Services, Inc. ("Westcorp Financial"), a wholly owned operating subsidiary of the Bank and a licensed consumer finance company. Prior to May 1, 1995, the auto finance activities described in this prospectus were conducted separately by the Bank, through its auto finance division, and by Westcorp Financial. Effective May 1, 1995, the Bank's auto finance division was combined with the consumer auto finance activities of Westcorp Financial, with Westcorp Financial then changing its corporate name to WFS Financial Inc. In August 1995, WFS completed an initial public offering of 19.7% of its common stock. In February 2000, WFS completed a public offering of additional common stock, following which the Bank owned 82.6% of WFS. WFS is a majority owned operating subsidiary of the Bank.

     WFS' revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, interest charged on its portfolio of contracts and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

BUSINESS ACTIVITIES

     WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and used car dealers and the public. WFS currently conducts its operations through its principal office and 45 production offices serving 43 states.

                 FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES

FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules contained within the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. To the extent the tax consequences related to subordinated notes, if any, differs from the consequences discussed in this prospectus, those consequences will be discussed in the related prospectus supplement.

     Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

     This summary does not purport to deal with all aspects of federal income taxation that may be relevant to investors in light of their individual investment circumstances (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations).

TAX CHARACTERIZATION OF TRUSTS

     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to the Sellers, the Trust will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of each Trust Agreement and related documents will be complied with, and on that counsel's conclusions that the nature of the income of such Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If a Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. Such Trust's taxable income would include all its income on the related Contracts, which may be reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Sellers will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Mitchell, Silberberg & Knupp LLP, special tax counsel to the Sellers, will render an opinion that the Notes will be classified as debt for federal income tax purposes. All of the discussion below assumes this characterization of the Notes is correct.

     OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of such OID regulations.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon (and any premium received upon an Optional Repurchase) will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with more than a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     However, because a failure to pay interest currently on Notes is not a default and does not give rise to a penalty, under the OID regulations Notes might be viewed as having been issued with OID. This interpretation would not significantly affect accrual basis holders of Notes, although it would somewhat accelerate taxable income to cash basis holders by in effect requiring them to report interest income on the accrual basis.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of a Trust or the Seller (including a holder of 10% of outstanding Notes) or a "controlled foreign corporation" with respect to which a Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalty of perjury, certifying that the beneficial owner of a Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If that interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, each Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     The IRS has issued final regulations (the "Final Regulations") which, among other things, affect the procedures to be followed by a Noteholder that is a foreign person in establishing such person's exemption for the purpose of the backup withholding rules discussed above. The Final Regulations generally will be effective for payments made after December 31, 2000. Prospective investors should consult their own tax advisors concerning the effect of the Final Regulations on their purchase, ownership and disposition of the Notes.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in a Trust. If so treated, a Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special tax counsel, such Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

     NOTEHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CALIFORNIA INCOME TAX CONSEQUENCES

     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to the Sellers, the Trust will not be an association taxable as a corporation for California income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with. Mitchell, Silberberg & Knupp LLP has rendered an opinion that Noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any class of Notes, respectively, be subject to California income, franchise, excise or similar taxes with respect to interest on any class of Notes or with respect to any of the other Trust Property. To the extent the tax consequences related to subordinated notes, if any, differs from the consequences discussed in this prospectus, those consequences will be discussed in the related prospectus supplement.

     Investors should consult their own tax advisors to determine the state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

                              ERISA CONSIDERATIONS

OVERVIEW

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Code imposes certain restrictions on employee and other benefit plans and on certain other retirement plans and arrangements, such as individual retirement accounts and annuities and Keough plans and on collective investment funds and separate accounts, in which those plans, accounts or arrangements are invested ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans which could affect the decision to purchase the senior notes by or on behalf of Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code and assets of those plans may be invested without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law, including, for any government or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that a Plan's investment be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code and Section 502(i) of ERISA impose certain excise taxes on the parties to such prohibited transactions. Notes purchased by a Plan would be assets of the Plan. Under regulations issued by the U.S. Department of Labor, the Contracts in certain circumstances may also be deemed to be assets of each Plan that purchases senior notes. If this were so, persons that cause a Plan to acquire Notes or that sponsor or insure the related Contracts or manage, control or service the Contracts may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Code in the absence of a statutory, regulatory or administrative exemption.

     Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as assets of a plan for the purposes of ERISA and the Code only if the plan acquires an "equity interest" in the trust and none of the exceptions contained in this plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an investment which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the senior notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the senior notes, including the reasonable expectation of purchasers of the senior notes that the senior notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the senior notes could change if the trust incurs losses. However, even if the senior notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another U.S. Department of Labor class exemption.

THE NOTES

     The senior notes may be purchased by a Plan subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a
Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

     The senior notes may not be purchased with the assets of a Plan if the Sellers, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (i) has investment or administrative discretion with respect to such Plan assets; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Plan assets and (b) will be based on the particular investment needs for such Plan; or (iii) is an employer maintaining or contributing to that Plan.

     If subordinated notes are offered by a related prospectus supplement, the eligibility of such notes for purchase by Plans will be described in that prospectus supplement.

                              PLAN OF DISTRIBUTION

     The Notes will be offered through one or more of the methods described below. The prospectus supplement will provide specific details as to the method of distribution for particular offerings, and set forth the time and place for delivery of Notes. Offerings may be made through one or more of the following methods:

     - By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     - By placements with institutional investors through dealers;

     - By direct placements with institutional investors; and

     - By competitive bid.

     If underwriters are used for the sale of any securities, other than for underwriting on a best efforts basis, the Notes will be acquired by the underwriters for their own account and may be resold from time to time through one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The Notes will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of Notes, underwriters may receive compensation from the company or from purchasers of Notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of Notes may be deemed to be underwriters in connection with the Notes, and any discounts or commissions received by them from the company and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Act. The prospectus supplement will describe any compensation paid to underwriters.

     It is anticipated that the underwriting agreement pertaining to the sale of Notes will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the Notes if any are purchased, other than in connection with underwriting on a best efforts basis, and that, in limited circumstances, the Sellers and the Master Servicer will jointly and severally indemnify the several underwriters and the underwriters will indemnify the Sellers as against certain civil liabilities, including liabilities under the Securities Act of 1933 (the "Act") or will contribute to payments required to be made.

     The prospectus supplement with respect to any Notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of Notes.

     Purchasers of Notes, including dealers, may, depending upon the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act in connection with reoffers and sales by them of securities. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

     If subordinated notes are offered by a related prospectus supplement, the method of distribution of such offered subordinated notes will be described in that prospectus supplement.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for the Sellers by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters. Certain legal matters relating to the Note Policy will be passed upon for the Insurer by the counsel identified in the prospectus supplement.

                                    EXPERTS

     Financial statements of the Insurer are contained in or incorporated by reference in the related prospectus supplement.

                              INDEX OF DEFINITIONS

     Set forth below is a list of the defined capitalized terms used in this Prospectus and the pages on which the definitions of such terms may be found.

                            TERM                              PAGE
                            ----                              -----
Act.........................................................     52
Administration Agreement....................................     34
Administrator...............................................     34
Advance.....................................................     40
Aggregate Scheduled Balance...............See prospectus supplement
Bank........................................................     22
Business Day................................................     37
Cede........................................................     18
Closing Date................................................     11
Code........................................................     47
Contracts...................................................      6
Collection Account..........................................     22
Cut-Off Date................................................     11
Definitive Notes............................................     20
Distribution Date Statement...............See prospectus supplement
DTC.........................................................     18
DTC Services................................................     20
Due Period................................See prospectus supplement
Eligible Investments........................................     22
Event of Default............................................     18
Exchange Act................................................     18
Final Scheduled Distribution Date...........................     16
Final Regulations...........................................     49
Financed Vehicles...........................................     11
Financial Security..........................................      5
Holders.....................................................     18
Holding Account.............................................     23
Holdings....................................................     38
Indenture...................................................     16
Indenture Trustee...........................................      5
Indirect Participants.......................................     19
Insolvency Event............................................     28
Insurance Agreement.........................................     35
Insurer.....................................................      5
Issuer......................................................      5
IRS.........................................................     46
Liquidation Expenses........................................     21
Master Servicer.............................................      5
Moody's.....................................................     29
Monthly P&I...............................See prospectus supplement
Net Collections.............................................     21
Net Insurance Proceeds......................................     21
Net Liquidation Proceeds....................................     21

                            TERM                              PAGE
                            ----                              -----
Nonrecoverable Advance......................................     40
Note Distributable Amount.................See prospectus supplement
Note Distribution Account...................................     23
Note Interest Distributable Amount........See prospectus supplement
Note Policy.................................................     11
Note Pool Factor............................................     16
Note Principal Distributable Amount.......See prospectus supplement
Notes.......................................................      5
Obligors....................................................     12
Offered Securities..........................................      5
OID.........................................................     48
Omnibus Proxy...............................................     19
Optional Purchase...........................................      7
Optional Repurchase.........................................      7
Order.......................................................     36
Owner.......................................................     18
Owner Trustee...............................................      5
Participants................................................     18
Prefunding Account..........................................     12
Rees-Levering Act...........................................     44
Receipt.....................................................     36
Received....................................................     36
Reinvestment Contract.......................................     22
Rule of 78's Contract -- A Contract that provides for the
  payment by the Obligor of a specified total number of
  payments, payable in equal monthly installments, which
  total represents the principal amount financed plus add-on interest in an amount calculated by using the Rule of
  78's. Under the Rule of 78's, the amount of a monthly
  payment allocable to interest on a Contract is determined
  by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction the
  denominator of which is a number equal to the sum of a
  series of numbers representing the number of each monthly
  payment due under the Contract and the numerator of which
  for a given month is the number of payments remaining
  before the maturity of the Contract. For example, with a
  Contract providing for 12 payments, the denominator of
  each month's fraction will be 78, the sum of a series of
  numbers from 1 to 12. Accordingly, in the example of a
  twelve payment Contract, the fraction for the first
  payment is 12/78, for the second payment 11/78, for the
  third payment 10/78, and so on through the final payment,
  for which the fraction is 1/78. The applicable fraction is then multiplied by the total add-on interest payment over
  the entire term of the Contract, and the resulting amount
  is the amount of add-on interest earned that month. The
  difference between the amount of the monthly payment by
  the Obligor and the amount of earned add-on interest
  calculated for the month is applied to principal
  reduction. Under the law of Texas, a similar procedure is
  permitted for calculating the amount of add-on interest
  earned, except the fraction is derived by using the sum of the monthly payments rather than the sum of the number of
  months (the "sum of the balances"). As a Contract using
  either the Rule of 78's or the sum of the balances method
  to compute interest earned is payable in equal monthly
  payments, the mathematical result is substantially
  identical under either system. Accordingly, for purposes
  of convenience, the term "Rule of 78's" is used herein in
  referring to Contracts with add-on interest regardless of
  which system is used to calculated interest earned.

                            TERM                              PAGE
                            ----                              -----
Sale and Servicing Agreement................................     12
Scheduled Balance.........................See prospectus supplement
Scheduled Payments..........................................     35
Seller......................................................      5
Servicer Defaults...........................................     27
Servicing Fee...............................................     41
Servicing Fee Percent.......................................     41
Simple Interest Contract -- A Contract as to which interest
  is calculated each day on the basis of the actual
  principal balance of such Contract on such day. ..........
Specified Spread Account Balance............................     24
Spread Account..............................................  6, 24
Spread Account Initial Deposit..............................     24
Standard & Poor's...........................................     29
Statement to Noteholders....................................     25
Subservicer.................................................     39
Systems.....................................................     20
Trust.......................................................      5
Trust Agreement.............................................     10
Trust Property..............................................      5
Trustees....................................................     32
Trust Insolvency............................................     18
UCC.........................................................     42
Westcorp Financial..........................................     47
WFAL........................................................      5
WFS.........................................................      5
WFSRC.......................................................      5

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                                  $945,000,000
                      AUTO RECEIVABLE BACKED CLASS A NOTES

                        WFS FINANCIAL 2000-B OWNER TRUST

                         WFS FINANCIAL AUTO LOANS, INC.
                                      AND
                          WFS RECEIVABLES CORPORATION
                                    SELLERS

                               WFS FINANCIAL INC
                                MASTER SERVICER

                              --------------------
                             PROSPECTUS SUPPLEMENT
                              --------------------

                         BANC OF AMERICA SECURITIES LLC
                            BEAR, STEARNS & CO. INC.
                           DEUTSCHE BANC ALEX. BROWN
                          DONALDSON, LUFKIN & JENRETTE

                                  MAY 24, 2000

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